Exhibit 4.3

THE LINCOLN ELECTRIC COMPANY

EMPLOYEE SAVINGS PLAN

As Amended and Restated Effective January 1, 2010

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

(continued)

-v-

THE LINCOLN ELECTRIC COMPANY

EMPLOYEE SAVINGS PLAN

The Lincoln Electric Company, an Ohio corporation, hereby amends and restates this profit sharing plan known as The Lincoln Electric Company Employee Savings Plan (the “Plan”), effective as of January 1, 2010. The Plan was originally effective as of November 1, 1994.

Plan History

The Lincoln Electric Company previously sponsored The Lincoln Electric Company Employee Stock Ownership Plan (the “Frozen Plan”). On July 1, 1997, the Frozen Plan was merged into the Plan and all participant accounts in the Frozen Plan were transferred to the Plan. These assets are reflected in the ESOP Contributions account under the Plan.

Effective December 20, 2001, the Plan was amended to provide that the Holdings Stock Fund is intended to be a stock bonus plan as defined in Treasury Regulation Section 1.401-1(b)(1)(iii) and a non-leveraged employee stock ownership plan satisfying the requirements of sections 401(a), 409(e), (h) and (o), and 4975(e)(7) of the Code. Notwithstanding the foregoing, the ESOP Contributions Sub-Accounts held under the Plan will continue to reflect only amounts relating to the Frozen Plan.

ARTICLE I - DEFINITIONS AND CONSTRUCTION

1.1 Definitions. The following terms when used in the Plan and the Trust Agreement with initial capital letters, unless the context clearly indicates otherwise, shall have the following respective meanings:

(1) Account and Sub-Account: See Section 5.2.

(2) Administrative Committee or Committee: The committee provided for in Section 8.1, which shall have the function and duties specified in Section 8.5.

(3) Administrator or Plan Administrator: The Administrator of the Plan, as defined in section 3(16)(A) of ERISA and section 414(g) of the Code, shall be the Company, which may delegate all or any part of its powers, duties and authorities in such capacity (without ceasing to be the Administrator of the Plan) as hereinafter provided

(4) Base Compensation: The regular salary and/or wages and overtime, vacation pay, shift and incentive premiums and regular pay adjustments paid to an Employee by the Employers, specifically excluding, however, Bonus Compensation, reimbursed expenses and other special payments. Unless otherwise indicated herein, an Employee’s Base Compensation shall be calculated prior to any reduction thereof made pursuant to a Salary Reduction Agreement under the Plan, pursuant to any agreement under section 125 of the Code or as a result of “deemed 125 compensation” within the meaning of Revenue Ruling 2002-27. Effective as of January 1, 2009, the term “Base Compensation” shall not include any differential wage payments (within the meaning of section 3401(h)(2) of the Code) made to an Employee by the Employers.

(5) Before-Tax Contributions: The contributions described in Section 3.1. Except as otherwise specifically provided in the Plan, the term “Before-Tax Contributions” when used herein shall include all Catch-Up Before-Tax Contributions, as defined in Section 3.11.

(6) Beneficiary: A Member’s Death Beneficiary or any other person who, after the death of a Member, is entitled to receive any benefit payable with respect to such Member.

(7) Board: The Board of Directors of the Company.

(8) Bonus Compensation: Bonuses paid to an Employee by the Employers. Unless otherwise indicated herein, an Employee’s Bonus Compensation shall be calculated prior to any reduction thereof made pursuant to a Salary Reduction Agreement under the Plan, pursuant to any agreement under section 125 of the Code or as a result of “deemed 125 compensation” within the meaning of Revenue Ruling 2002-27.

(9) Break in Service and 1-Year Break in Service: An Employee incurs a Break in Service on his Employment Severance Date and a 1-Year Break in Service if he fails to perform an Hour of Service for a Controlled Group Member during the 12-month period beginning on such Employment Severance Date; provided, however, that an Employee whose Employment

Severance occurs by reason of his resignation, retirement or discharge shall not incur a Break in Service (or a 1-Year Break in Service) if during the 12-month period commencing with his Employment Severance Date (or, if such Employment Severance occurs during a period of absence referred to in Section 1.1(24)(b), during the 12 month period commencing with the first day of such period of absence) he performs an Hour of Service for a Controlled Group Member. If an Employee is absent from work (a) by reason of the pregnancy of the Employee, (b) by reason of the birth of a child of the Employee, (c) by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee, or (d) for purposes of caring for a child for a period beginning immediately following the birth or placement of such child, such Employee shall not, solely by reason of such absence, be considered to have incurred a Break in Service until the expiration of the consecutive 24-month period commencing on the first day of such absence and shall incur a 1-Year Break in Service if he does not perform an Hour of Service during the 12-month period immediately following such 24-month period.

(10) Code: The Internal Revenue Code of 1986, as it has been and may be amended from time to time.

(11) Company: The Lincoln Electric Company, an Ohio corporation.

(12) Compensation:

(a) The total Base Compensation and Bonus Compensation paid to an Employee by the Employers.

(b) Effective as of January 1, 2002, notwithstanding the foregoing, Compensation of an Employee taken into account for any purpose for any Plan Year shall not exceed $200,000 (as adjusted for cost-of-living increases in accordance with section 401(a)(17)(B) of the Code).

(13) Controlled Group: The Employers and any and all other corporations, trades and/or businesses, the employees of which together with Employees of an Employer are required by section 414 of the Code to be treated as if they were employed by a single employer.

(14) Controlled Group Member: Each corporation or unincorporated trade or business that is or was a member of the Controlled Group, but only during such period as it is or was such a member of the Controlled Group.

(15) Covered Employee: An Employee of an Employer, excluding, however, (a) any “leased employee” (as defined in Section 1.1(19)) of such Employer, (b) prior to July 1, 1995,

any Employees of the Harris Calorific Division of the Company, and (c) any Employees of J.W. Harris Co., Inc. other than Employees of its Harris Products Group employed at its Gainesville location (formerly the Harris Calorific Division of J.W. Harris Co., Inc.). Notwithstanding the preceding provisions of this Section 1.1(15) or any other provision of the Plan to the contrary, no Employee of Smart Force, LLC or of the Harris Products Group of J.W. Harris Co., Inc. employed at its Gainesville location (formerly the Harris Calorific Division of J.W. Harris Co., Inc.), whose Employment Commencement Date, Reemployment Commencement Date or date of transfer to such company or location occurs on or after May 1, 2007 shall be a “Covered Employee” under the Plan for any period of time on or after such Employment Commencement Date, Reemployment Commencement Date or date of transfer. Further, notwithstanding the preceding provisions of this Section 1.1(15) or any other provision of the Plan to the contrary, no Employee of Smart Force, LLC or of the Harris Products Group of J.W. Harris Co., Inc. employed at its Gainesville location (formerly the Harris Calorific Division of J.W. Harris Co., Inc.), who made an irrevocable election, pursuant to the retirement choice provided by J.W. Harris Co., Inc. in 2007, to become eligible to participate in the J.W. Harris Co., Inc. Profit Sharing/401(k) Plan effective as of January 1, 2008, shall be a “Covered Employee” under the Plan for any period of time on or after January 1, 2008.

(16) Death Beneficiary: A Member’s Spouse or, if he has no Spouse or if his Spouse consents (in the manner hereinafter described in this Subsection) to the designation hereinafter provided for in this Subsection, such person or persons other than, or in addition to, his Spouse as may be designated by a Member as his Death Beneficiary under the Plan. Such a designation may be made, revoked or changed only by an instrument (in form acceptable to the Committee) that is signed by the Member, that, if he has a Spouse, includes his Spouse’s written consent to the action to be taken pursuant to such instrument (unless such action results in the Spouse being named as the Member’s sole Death Beneficiary), and that is filed with the Committee before the Member’s death. A Spouse’s consent required by this Subsection shall be signed by the Spouse, shall acknowledge the effect of such consent, shall be witnessed by any person designated by the Committee as a Plan representative or by a notary public and shall be effective only with respect to such Spouse. At any time when all the persons designated by the Member as his Death Beneficiary have ceased to exist or if the Member has not made an effective Death Beneficiary designation pursuant to this Subsection, his Death Beneficiary shall be his Spouse or, if he does not then have a Spouse, his estate.

(17) Eligible Employee: An Employee who is eligible to have his Employer make Before-Tax Contributions for him to the Trust as provided in Article II of the Plan.

(18) Eligible Rollover Distribution: Any distribution of all or any portion of the balance to the credit of the distributee from a qualified trust (as hereinafter defined), except (a) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more, (b) any distribution to the extent the distribution is required under section 401(a)(9) of the Code, (c) the portion of any distribution that is not includible in gross income, and (d) any distribution that is made upon hardship of the Employee and (e) such other amounts specified in Treasury regulations or Internal Revenue Service rulings, notices or announcements issued under section 402(c) of the Code. For purposes of this Subsection, the term “qualified trust” shall mean an employees’ trust described in section 401(a) of the Code that is exempt from tax under section 501(a) of the Code.

(19) Employee: An employee of a Controlled Group Member and, to the extent required by section 414(n) of the Code, any person who is a “leased employee” of a Controlled Group Member. For purposes of this Subsection, a “leased employee” means any person who, pursuant to an agreement between a Controlled Group Member and any other person (“leasing organization”), has performed services for the Controlled Group Member on a substantially full-time basis for a period of at least one year, and such services are performed under the primary direction and control of the Controlled Group Member. Contributions or benefits provided a leased employee by the leasing organization that are attributable to services performed for a Controlled Group Member will be treated as provided by the Controlled Group Member. A leased employee will not be considered an Employee of a Controlled Group Member, however, if (a) leased employees do not constitute more than 20 percent of the Controlled Group Member’s nonhighly compensated work force (within the meaning of section 414(n)(5)(C)(ii) of the Code) and (b) such leased employee is covered by a money purchase pension plan maintained by the leasing organization that provides (i) a nonintegrated employer contribution rate of at least 10 percent of compensation (including amounts contributed pursuant to a salary reduction agreement that are excludable from the leased employee’s gross income under section 125, section 402(e)(3), section 402(h) or section 403(b) of the Code), (ii) immediate participation, and (iii) full and immediate vesting. The term “Employee” shall not include (a) any person rendering services solely as a director, (b) any person who is classified by the Employer or a Controlled Group Member as an independent contractor, or (c) any person who is a nonresident alien and who receives no earned income (within the meaning of section 911(b) of the Code) from the Employer or a Controlled Group Member that constitutes income from sources within the United States (within the meaning of section 861(a)(3) of the Code).

(20) Employer: The Company and any other Controlled Group Member adopting the Plan pursuant to Article XII.

(21) Employer Contributions: Matching Employer Contributions as described in Section 4.1, Qualified Nonelective Contributions as described in Section 4.4, Profit Sharing Contributions as described in Section 4.6, FSP Contributions as described in Section 4.11 and FSP Plus Contributions as described in Section 4.13.

(22) Employment: An Employee’s Employment shall equal the total aggregate periods of his regular, full-time employment with an Employer. Periods of Employment are aggregated on the basis that one calendar month of Employment equals one month and each additional 30 days of Employment equals one month. Notwithstanding the foregoing, periods of employment with Vernon Tool Co., LTD prior to November 30, 2007, shall not be treated as Employment for any purpose under the Plan.

(23) Employment Commencement Date: The date on which an Employee first performs an Hour of Service for a Controlled Group Member.

(24) Employment Severance and Employment Severance Date: An Employment Severance occurs on the earlier of (a) the date on which an Employee’s employment with the Controlled Group is terminated because of death, resignation, retirement or discharge or (b) the first anniversary of the first day of a period in which the Employee remains absent from employment (with or without pay) with the Controlled Group for any reason other than death, resignation, retirement or discharge; and the date on which an Employee’s Employment Severance occurs shall be referred to as his Employment Severance Date.

(25) Enrollment Date: November 16, 1994, and (a) with respect to elections to reduce Base Compensation, the first day of each January, April, July and October thereafter, (b) with respect to elections to reduce Bonus Compensation payable in December of a calendar year, the Wednesday immediately preceding each Thanksgiving Day after 1994, and (c) with respect to any other Bonus Compensation payable at any other time during a calendar year, the date designated by the Administrative Committee, provided that such date is no later than the day before the date that such Bonus Compensation is determined.

(26) ERISA: The Employee Retirement Income Security Act of 1974, as amended.

(27) ESOP: The Holdings Stock Fund which is intended to be a stock bonus plan as defined in Treasury Regulation Section 1.401-1(b)(1)(iii) and a non-leveraged employee stock ownership plan satisfying the requirements of sections 401(a), 409(e), (h) and (o), and 4975(e)(7) of the Code.

(28) ESOP Contributions: Amounts attributable to contributions, plus gains and losses thereon that were held prior to July 1, 1997 in The Lincoln Electric Company Employee Stock Ownership Plan, a frozen profit sharing plan which was merged into the Plan effective July 1, 1997.

(29) FSP Compensation: For any Plan Year, the regular salary and/or wages, including overtime, vacation pay, shift and incentive premiums and regular pay adjustments but excluding Bonus Compensation, received by an FSP Participant or an FSP Plus Participant from the Employer during the Plan Year while an FSP Participant or an FSP Plus Participant, as applicable, provided, however, that for the initial Plan Year that an Employee first becomes either an FSP Participant or an FSP Plus Participant (excluding an Employee who first becomes an FSP Participant on July 16, 2006), FSP Compensation shall be deemed to include the regular salary and/or wages, including overtime, vacation pay, shift and incentive premiums and regular pay adjustments but excluding Bonus Compensation, received by the Employee from the Employer for the two calendar months preceding the date that he became an FSP Participant or FSP Plus Participant. Notwithstanding the foregoing, (a) FSP Compensation shall not include any amounts received from J.W. Harris Co., Inc. (or prior to May 1, 2006, Harris Calorific, Inc.), Lincoln Global, Inc. or Smart Force, LLC (or prior to January 1, 1999, the Harris Calorific Division or the Seal Seat Division of the Company) provided, however, that FSP Compensation shall include amounts received from Lincoln Global, Inc. by an FSP Participant or an FSP Plus Participant who continues to be treated as an Employee of the Company, as provided in Section 2.7(3) of the Plan, and (b) FSP Compensation of an Employee taken into account for any purpose under the Plan for any Plan Year shall not exceed $200,000 (as adjusted for cost-of-living increases in accordance with section 401(a)(17)(B) of the Code). Effective as of January 1, 2009, the term “FSP Compensation” shall not include any differential wage payments (within the meaning of section 3401(h)(2) of the Code) received by an FSP Participant or an FSP Plus Participant from the Employer.

(30) FSP Contributions: Employer Contributions described in Section 4.11.

(31) FSP Participant: An Employee who has become and continues to be an FSP Participant in accordance with the provisions of Article II.

(32) FSP Plus Contributions: Employer Contributions described in Section 4.13.

(33) FSP Plus Participant: An Employee who has become and continues to be an FSP Plus Participant in accordance with the provisions of Article II.

(34) Fiduciary: Any person who (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of the Trust Fund, (b) renders investment advice for fee or other compensation, direct or indirect, with respect to the Trust Fund, or has authority or responsibility to do so, or (c) has any discretionary authority or discretionary responsibility in the administration of the Plan or the Trust Fund. The term “Fiduciary” shall also include any person to whom a Named Fiduciary delegates any of its or his fiduciary responsibilities hereunder in accordance with the provisions of the Plan or Trust Agreement.

(35) Hardship: Effective as of January 1, 2006, financial need on the part of a Member on account of:

(a) expenses for (or necessary to obtain) medical care that would be deductible under section 213(d) of the Code (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

(b) costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Member;

(c) the payment of tuition and related educational fees and room and board expenses for up to the next 12 months of post-secondary education for the Member, his Spouse, children, or dependents (as defined in section 152 of the Code and, for taxable years beginning on or after January 1, 2005, without regard to section 152(b)(1), (b)(2) or (d)(1)(B) of the Code);

(d) payments necessary to prevent the eviction of the Member from his principal residence or foreclosure on the mortgage of the Member’s principal residence;

(e) payments for burial or funeral expenses for the Member’s deceased parent, Spouse, children or dependents (as defined in section 152 of the Code, and, for taxable years beginning on or after January 1, 2005, without regard to section 152(d)(1)(B) of the Code);

(f) expenses for the repair of damage to the Member’s principal residence that would qualify for the casualty deduction under section 165 of the Code (determined without regard to whether the loss exceeds 10% of adjusted gross income); or

(g) any other financial need that the Commissioner of Internal Revenue, through the publication of revenue rulings, notices and other documents of general applicability, may from time to time designate as a deemed immediate and heavy financial need.

(36) Highly Compensated Employee:

(a) For a particular Plan Year, any Employee (i) who, during the current or preceding Plan Year, was at any time a 5-percent owner (as such term is defined in section 416(i)(1) of the Code), or (ii) for the preceding Plan Year, received compensation from the Controlled Group in excess of the amount in effect for such Plan Year under section 414(q)(1)(B) of the Code.

(b) “Highly Compensated Employee” shall include a former Employee whose Employment with the Controlled Group terminated prior to the Plan Year and who was a Highly Compensated Employee for the Plan Year in which his employment terminated or for any Plan Year ending on or after his 55th birthday.

(c) For purposes of this Subsection, the term “compensation” shall mean (i) for the period prior to January 1, 1998, the sum of an Employee’s compensation under Section 4.9(3) and the Employee’s Before-Tax Contributions (subject to the limitation described in Section 1.1(12)(b) and elective or salary reduction contributions pursuant to a cafeteria plan under section 125 of the Code or a tax-sheltered annuity under section 403(b) of the Code, and (ii) for the period commencing on and after January 1, 1998, an Employee compensation under Section 4.9(3).

(37) Holdings Stock: Stock that constitutes “qualifying employer securities,” as defined in section 4975(e)(8) of the Code, including voting or non-voting common stock of Lincoln Electric Holding, Inc.

(38) Holdings Stock Fund: The Investment Fund within the Trust that is intended to be invested primarily in Holdings Stock and in which is held Holdings Stock allocated to a Member’s Account (or Sub-Account).

(39) Hour of Service:

(a) For all purposes other than determining whether an Employee has been credited with a Year of Eligibility Service, an “Hour of Service” shall mean an hour for which an Employee is paid, or entitled to payment, by one or more Controlled Group Members for the performance of duties as an Employee.

(b) For purposes of whether an Employee has been credited with a Year of Eligibility Service, an “Hour of Service” shall mean:

(i) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for a Controlled Group Member. These hours shall be credited to the Employee for the computation period or periods in which the duties are performed;

(ii) Each hour for which an Employee is paid, or entitled to payment, by a Controlled Group Member on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence. Hours under this subparagraph shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations, which are incorporated herein by this reference; and

(iii) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by a Controlled Group Member. The same Hours of Service shall not be credited both under subparagraph (i) or (ii) above, as the case may be, and under this subparagraph (iii). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains, rather than the computation period in which the award, agreement, or payment is made.

(40) Investment Committee: The committee provided for in Section 8.1 which shall have the responsibilities specified in Section 8.8.

(41) Investment Funds: Any of the investment funds established by the Investment Committee under Section 5.1.

(42) Matching Employer Contributions: The contributions described in Section 4.1.

(43) Matching Employer Contribution Percentage: Thirty-five (35) percent or such other percentage as the Company shall establish for a Plan Year on or before the date or dates on which Matching Employer Contributions, if any, are made for such Plan Year, to apply against Members’ Before-Tax Contributions to determine the Matching Employer Contributions for such Plan Year. Notwithstanding any provision of the Plan to the contrary, (i) on and after March 16, 2003 and prior to January 1, 2004, the Matching Employer Contribution Percentage to be applied against Before-Tax Contributions made on or after March 16, 2003 (other than Before-Tax Contributions attributable to Compensation earned prior to March 16, 2003) and prior to January 1, 2004 shall be zero (0) percent and (ii) on and after January 1, 2009 and prior to January 1, 2010, the Matching Employer Contribution Percentage to be applied against Before-Tax Contributions made on or after January 1, 2009 (other than Before-Tax Contributions attributable to Compensation earned prior to January 1, 2009) and prior to January 1, 2010 shall be zero (0) percent.

(44) Member: An Employee who has become and continues to be a Member of the Plan in accordance with the provisions of Article II.

(45) Named Fiduciaries: The persons designated in or pursuant to Section 10.2.

(46) Normal Retirement Date: The date on which a Member attains age 60.

(47) Plan: The Lincoln Electric Company Employee Savings Plan, the terms and provisions of which are herein set forth, as the same may be amended, supplemented or restated from time to time. The Plan shall consist of two portions, the ESOP and the remainder of the Plan which is a profit sharing plan.

(48) Plan Year: November 1, 1994 through December 31, 1994 and thereafter, a calendar year.

(49) Profit Sharing Contributions: Employer contributions as specified in Section 4.6.

(50) Qualified Nonelective Contributions: A contribution made by an Employer pursuant to Section 4.4 that (a) Members eligible to share therein may not elect to receive in cash until distribution from the Plan, (b) are nonforfeitable when made, (c) are distributable only in accordance with the distribution rules applicable to Before-Tax Contributions and (d) are paid to the Trust Fund during the Plan Year for which made or within the time following the close of such Plan Year that is prescribed by law for the filing by an Employer of its federal income tax return (including extensions thereof).

(51) Reemployment Commencement Date: The date following an Employee’s Break in Service on which he again performs an Hour of Service for a Controlled Group Member.

(52) Retirement Annuity Program: The Lincoln Electric Company Retirement Annuity Program.

(53) Retirement Choice: The choice provided by the Company in June 2006 to Employees who were Participating Members (as such term is defined in the Retirement Annuity Program) under the Retirement Annuity Program and certain Employees who were eligible to become Participating Members under the Retirement Annuity Program, with respect to the retirement benefits that would be earned by such Employees during their employment on and after July 16, 2006. The choice given to an Employee described in the preceding sentence was to have his retirement benefit attributable to his employment on and after July 16, 2006 determined by (a) a continuation of the terms of the Retirement Annuity Program applicable to such Employee on July 15, 2006, or the terms of the Retirement Annuity Program that would have been applicable to the Employee if he had been a Participating Member in the Retirement Annuity Program on July 15, 2006, and FSP Contributions hereunder if he was eligible therefor prior to July 16, 2006 or would have been eligible therefor prior to July 16, 2006 if he had been a Participating Member in the Retirement Annuity Program on July 15, 2006, or (b) the RAP 1.25% Formula (as defined in the Retirement Annuity Program) under the Retirement Annuity Program and FSP Plus Contributions hereunder. The election made pursuant to the choice described in this Section 1.1(53) shall be irrevocable.

(54) Rollover Contributions: Cash or cash equivalents received and held by the Trustee pursuant to the provisions of Section 3.9.

(55) Salary Reduction Agreement: An arrangement made under the Plan pursuant to which an Employee agrees to reduce, or to forego an increase in, his Compensation and his Employer agrees to contribute to the Trust the amount so reduced or foregone as a Before-Tax Contribution.

(56) Spouse: The person to whom a Member is legally married at the specified time; provided, however, that a former Spouse may be treated as a Spouse or surviving Spouse to the extent required under the terms of a qualified domestic relations order (as defined in section 414(p) of the Code).

(57) Trust: The trust created by the Trust Agreement and known as The Lincoln Electric Company Savings Plan Trust.

(58) Trust Agreement: The Trust Agreement between the Company and the Trustee providing among other things for the Trust and the investment of the Trust Fund, as such Trust Agreement may be amended or restated from time to time, or any trust agreement superseding the same. The Trust Agreement is hereby incorporated in the Plan by reference.

(59) Trustee: The trustee or trustees under the Trust Agreement or its or their successor or successors in trust under such Trust Agreement.

(60) Trust Fund: The trust estate held by the Trustee under the provisions of the Plan and the Trust Agreement, without distinction as to principal or income.

(61) Valuation Date: The last business day of each calendar quarter and such other date or dates as designated by the Investment Committee.

(62) Vested Interest: The entire amount of a Member’s Account that has not previously been withdrawn by him or distributed to or for him and that (a) is derived from his Before-Tax Contributions, Rollover Contributions, ESOP Contributions and Qualified Nonelective Contributions and (b) is (i) derived from Matching Employer Contributions, Profit Sharing Contributions, FSP Contributions and FSP Plus Contributions and (ii) nonforfeitable after his completion of three Years of Vesting Service. A Member’s Vested Interest shall extend to his entire Account, and he shall have a nonforfeitable interest in his entire Account, upon his death while an Employee, effective as of January 1, 2007 upon his death while performing “qualified military service” (as defined in Section 11.8) and upon his attainment of age 60 while an Employee. A Member’s Vested Interest shall be 100% vested and nonforfeitable at all times.

(63) Vesting Service:

(a) An Employee’s Vesting Service shall equal the total of his periods of employment with the Controlled Group beginning with his Employment Commencement Date or his Reemployment Commencement Date, if applicable, and ending on his next following Employment Severance Date, except that if an Employee whose Employment Severance occurs by reason of his resignation, retirement or discharge performs an Hour of Service for a Controlled Group Member during the 12 consecutive month period beginning on his Employment Severance Date, the period beginning on such Employment Severance Date and ending on the date on which he performs such Hour of

Service shall be deemed to be employment with the Controlled Group; provided, however, that if such Employee’s Employment Severance occurs by reason of his resignation, retirement or discharge during a period of absence referred to in Section 1.1(24)(b), the period beginning on his Employment Severance Date and ending on the date on which he performs such Hour of Service shall not be deemed to be employment with the Controlled Group unless such Hour of Service is performed within 12 months of the date on which such period of absence commenced.

(b) Notwithstanding the foregoing paragraph (a), (i) in the case of any Employee who has a Break in Service and who does not have a nonforfeitable right to a benefit under the Plan, Years of Vesting Service before his Break in Service shall not be taken into account only if the number of his consecutive 1-Year Breaks in Service equals or exceeds the greater of five or the aggregate number of his Years of Vesting Service before his Break in Service; and such aggregate number of his Years of Vesting Service before his Break in Service shall not include any Years of Vesting Service not required to be taken into account under this paragraph by reason of any prior Break in Service, and (ii) an Employee shall not be credited with Vesting Service for any period after the termination of the Plan as to him.

(c) In determining the number of an Employee’s Years of Vesting Service, all periods of his employment with the Controlled Group (whether or not consecutive) counted as Vesting Service pursuant to this Subsection shall (subject to the provisions of Sections 6.3(6) and 6.8) be aggregated on the basis that 365 days of such employment shall equal a Year of Vesting Service and that each additional 30 days of such employment shall equal one-twelfth of a Year of Vesting Service.

(d) Anything in the Plan to the contrary notwithstanding, an Employee shall be credited with such Vesting Service not otherwise credited to him under the Plan as may be required by applicable law.

(64) Year of Eligibility Service: An Employee shall be credited with a Year of Eligibility Service when he is credited with at least 1,000 Hours of Service in the 12-month period beginning with the Employment Commencement Date and, if applicable, his Reemployment Commencement Date, either of which 12-month periods shall be the “Initial Eligibility Computation Period.” Whether or not an Employee is entitled to be credited with

1,000 Hours of Service during an Initial Eligibility Computation Period, such Employee shall be credited with a Year of Eligibility Service if he is credited with at least 1,000 Hours of Service during the Plan Year that includes the first anniversary of his Employment Commencement Date or Reemployment Commencement Date (whichever is applicable) or any Plan Year thereafter; provided, however, that an Employee who is credited with 1,000 Hours of Service in both the Initial Eligibility Computation Period and the Plan Year that includes the first anniversary of his Employment Commencement Date or Reemployment Commencement Date (whichever is applicable) shall be credited with two Years of Eligibility Service. For purposes of this Section 1.1(64), the term “Hour of Service” has the meaning set forth in Section 1.1(39)(b).

(65) Year of Vesting Service: As defined in section 1.1(63).

1.2 Construction.

(1) Unless the context otherwise indicates, the masculine wherever used in the Plan or Trust Agreement shall include the feminine and neuter.

(2) Where headings have been supplied to portions of the Plan and the Trust Agreement (other than the headings to the Subsections in Section 1.1), they have been supplied for convenience only and are not to be taken as limiting or extending the meaning of any of such portions of such documents.

(3) Wherever the word “person” appears in the Plan, it shall refer to both natural and legal persons.

(4) A number of the provisions hereof and of the Trust Agreement are designed to contain provisions required or contemplated by certain federal laws and/or regulations thereunder. All such provisions herein and in the Trust Agreement are intended to have the meaning required or contemplated by such provisions of such law or regulations and shall be construed in accordance with valid regulations and valid published governmental rulings and interpretations of such provisions. In applying such provisions hereof or of the Trust Agreement, each Fiduciary may rely (and shall be protected in relying) on any determination or ruling made by any agency of the United States Government that has authority to issue regulations, rulings or determinations with respect to the federal law thus involved.

(5) Except to the extent federal law controls, the Plan and Trust Agreement shall be governed, construed and administered according to the laws of the State of Ohio. All persons accepting or claiming benefits under the Plan or Trust Agreement shall be bound by and deemed to consent to their provisions.

(6) This amendment and restatement of the Plan is generally effective as of January 1, 2010. However, certain provisions of this amendment and restatement of the Plan are effective as of some other date. The provisions of this amendment and restatement of the Plan that are effective prior to January 1, 2010 shall be deemed to amend the corresponding provisions of the Plan as in effect before this amendment and restatement and all amendments thereto. Events occurring before the applicable effective date of any provision of this amendment and restatement of the Plan shall be governed by the applicable provision of the Plan in effect on the date of the event.

(7) The benefits payable with respect to an Employee or former Employee whose employment with the Controlled Group terminated, including by reason of death, before January 1, 2010 (and who is not rehired by a Controlled Group Member thereafter) shall be determined by and paid in accordance with the terms and provisions of the Plan as in effect at the date of such termination, except to the extent that certain provisions of the Plan, as amended and restated as of January 1, 2010 apply to such individual as a result of applicable law or the context clearly requires the application of such provision to such individual.

ARTICLE II - ELIGIBILITY AND MEMBERSHIP

2.1 Eligible Employees. Each Covered Employee who is an Eligible Employee under the Plan on January 1, 2010 shall continue to be an Eligible Employee under the Plan after January 1, 2010 so long as he remains a Covered Employee. Each other Employee shall become an Eligible Employee under the Plan on the first Enrollment Date on which he meets the following requirements:

(1) he is a Covered Employee, and

(2) either (a) he has been in Employment for at least six consecutive months, or (b) he has been credited with one Year of Eligibility Service.

2.2 Commencement of Membership.

(1) Any Eligible Employee may enroll in the Plan for purposes of having his Employer make Before-Tax Contributions for him to the Trust on the Enrollment Date on which he is initially eligible or on any subsequent Enrollment Date by filing with the Administrative Committee at least 30 days (or such shorter period as the Committee shall determine) before such Date an enrollment form prescribed by the Committee, which form shall include (a) the desired effective date of the Eligible Employee’s enrollment in the Plan, (b) his agreement commencing on or after the effective date to have his Employer make Before-Tax Contributions for him to the Trust, (c) his authorization to his Employer to withhold from his Base Compensation for each pay period and/or from his Bonus Compensation, commencing on or after such effective date, any designated Before-Tax Contributions and to pay the same to the Trust, and (d) his direction that the Before-Tax Contributions and Employer Contributions, if any, made by or for him be invested (to the extent permitted under the Plan) in any one of the investment options permitted by Section 5.5. Notwithstanding the foregoing, an Eligible Employee who is employed by Vernon Tool Co., LTD on January 1, 2009 and who otherwise meets the requirements to participate in the Plan on such date may enroll in the Plan for purposes of having his Employer make Before-Tax Contributions for him to the Trust on February 1, 2009 or any Enrollment Date thereafter. An Eligible Employee who enrolls as provided in this Subsection (1) shall become a Member, if he is not otherwise a Member under the Plan.

(2) Notwithstanding the preceding provisions of this Section, an Eligible Employee who does not enroll in the Plan as provided in Subsection (1) shall be eligible to have Qualified

Nonelective Contributions or Profit Sharing Contributions, if any, made on his behalf and shall become a Member, if he is not otherwise a Member under the Plan, on the Enrollment Date on which he is initially eligible pursuant to Section 2.1.

2.3 FSP Participation.

(1) An Employee shall be eligible to become an FSP Participant under this Plan if he meets the following requirements:

(a) he is a Covered Employee who is employed by the Company or Welding, Cutting, Tools & Accessories, LLC,

(b) he has been credited with one Year of Eligibility Service, and

(c) (i) his Employment Commencement Date is on or after November 1, 1997 and prior to January 1, 2006 (excluding, however, any Employee who is not a Participating Member (as such term is defined in the Retirement Annuity Program) under the Retirement Annuity Program on June 30, 2006 and is not eligible to become a Participating Member pursuant to the terms of the Retirement Annuity Program in effect on July 1, 2006), (ii) his Employment Commencement Date is on or after January 1, 2006 and prior to July 1, 2006 and he is credited with at least 1,000 Hours of Service by April 1, 2006, or (iii) his Employment Commencement Date is prior to November 1, 1997 and he made an irrevocable election to participate in the Financial Security Program offered by the Company effective November 1, 1997 which election made him eligible to have FSP Contributions made on his behalf to the Plan in accordance with the terms hereof.

(2) An Employee who satisfies the requirements of Subsection (1) of this Section shall become an FSP Participant and a Member (if he is not otherwise a Member under the Plan) as of (a) the January 1st following his Employment Commencement Date if he is credited with one Year of Eligibility Service in his Initial Eligibility Computation Period (as defined in Section 1.1(64)), or (b) the January 1st following the first Plan Year in which he is credited with one Year of Eligibility Service.

(3) Notwithstanding the preceding provisions of this Section or any other provisions of the Plan, with respect to an Employee who became or is eligible to become an FSP Participant pursuant to the preceding provisions of this Section or Sections 2.6(2) or 2.7(2), (a) if he is an FSP Participant on July 15, 2006 (or, after July 15, 2006 becomes an FSP Participant retroactive to a date prior to July 16, 2006) he shall cease to be an FSP Participant on July 16, 2006, if so provided in Section 2.7(2) or if pursuant to the Retirement Choice he made an irrevocable election to have FSP Plus Contributions made on his behalf under the Plan, or (b) if he is eligible to become an FSP Participant as of a date after July 15, 2006, he shall not become an FSP Participant if pursuant to the Retirement Choice he made an irrevocable election to have FSP Plus Contributions made on his behalf. A Covered Employee shall be treated as an FSP Participant only for those periods of time during which he is an FSP Participant pursuant to the provisions of this Article II.

2.4 FSP Plus Participation.

(1) An Employee shall be eligible to become an FSP Plus Participant under this Plan if he meets the following requirements:

(a) he is a Covered Employee who is employed by the Company, Welding, Cutting, Tools & Accessories, LLC or Vernon Tool Co., LTD,

(b) he has been credited with one Year of Eligibility Service, and

(c) (i) his Employment Commencement Date is on or after July 1, 2006, (ii) his Employment Commencement Date is prior to July 1, 2006, he is a Participating Member (as such term is defined in the Retirement Annuity Program) under the Retirement Annuity Program on July 15, 2006 or is eligible to become a Participating Member pursuant to the terms of the Retirement Annuity Program and he makes an irrevocable election pursuant to the Retirement Choice to have FSP Plus Contributions made on his behalf to the Plan in accordance with the terms hereof, (iii) his Employment Commencement Date is on or after January 1, 2006 and prior to July 1, 2006 and he is not credited with at least 1,000 Hours of Service by April 1, 2006, or (iv) his Employment Commencement Date is prior to January 1, 2006 and he is not a Participating Member under the Retirement Annuity Program on June 30, 2006 and is not eligible to become a Participating Member under the Retirement Annuity Program pursuant to the terms of the Retirement Annuity Program in effect on July 1, 2006.

(2) An Employee who satisfies the requirements of Subsection (1) of this Section shall become an FSP Plus Participant and a Member (if he is not otherwise a Member under the Plan) as of (a) the January 1st following his Employment Commencement Date if he is credited with one Year of Eligibility Service in his Initial Eligibility Computation Period (as defined in Section 1.1(64)), or (b) the January 1st following the first Plan Year in which he is credited with one Year of Eligibility Service. Notwithstanding the preceding sentence or any other provision of the Plan to the contrary, no Employee shall become an FSP Plus Participant earlier than July 16, 2006, and if pursuant to the preceding provisions of this Section or Sections 2.6 or 2.7, an Employee would be eligible to become an FSP Plus Participant as of a date prior to July 16, 2006, he shall be an FSP Participant for the period from such date until July 16, 2006 (or the date he ceases to be described in Section 2.4(1)(a), if earlier).

(3) A Covered Employee shall be treated as an FSP Plus Participant only for those periods of time during which he is an FSP Plus Participant pursuant to the provisions of this Article II.

2.5 Duration of Membership. An Employee shall cease to be an Eligible Employee when he ceases to be a Covered Employee. An Employee shall cease to be an FSP Participant upon the earlier of the date he ceases to be described in Section 2.3(1)(a) or the date set forth in Section 2.3(3). An Employee shall cease to be an FSP Plus Participant upon the date he ceases to be described in Section 2.4(1)(a). An Employee shall cease to be a Member when he ceases to be an Eligible Employee, an FSP Participant and an FSP Plus Participant; provided, however, that if after he ceases to be an Eligible Employee, an FSP Participant and an FSP Plus Participant, an Account continues to be maintained for him, he shall (subject to Section 13.1) remain a Member for all purposes of the Plan other than for purposes of making, or having his Employer make, Before-Tax, Rollover or Employer Contributions pursuant to Article III and Article IV.

2.6 Re-Employed Employees.

(1) Before-Tax Contributions. If a former Eligible Employee again becomes an Eligible Employee, he may again enroll as provided in Section 2.2 on the first Enrollment Date following the date he so again becomes an Eligible Employee by filing with the Administrative Committee at least 30 days (or such shorter period as the Committee shall determine) before such Enrollment Date an enrollment form prescribed in Section 2.2. A former Employee who is not a former Eligible Employee may enroll as provided in Section 2.2 on the first Enrollment Date following the date he becomes an Eligible Employee pursuant to Section 2.1.

(2) FSP Contributions and FSP Plus Contributions. A re-employed Employee who is not a former FSP Participant or former FSP Plus Participant shall be treated as a new Employee and shall be eligible to become an FSP Participant or an FSP Plus Participant in accordance with Section 2.3 or Section 2.4, as applicable, substituting his Reemployment Commencement Date for Employment Commencement Date in such Sections. An Employee who is re-employed prior to incurring a 1-Year Break in Service and who was an FSP Participant or an FSP Plus Participant shall again become an FSP Participant or an FSP Plus Participant in accordance with Section 2.3 or 2.4, as applicable, (but without regard to the one Year of Eligibility Service requirement) immediately upon re-employment. An Employee who is re-employed following a 1-Year Break in Service and who was an FSP Participant or an FSP Plus Participant shall again become an FSP Participant or an FSP Plus Participant in accordance with Section 2.3 or Section 2.4, as applicable, substituting his Reemployment Commencement Date for Employment Commencement Date in such Sections, provided, however,

(a) if the re-employed Employee had a Vested Interest under the Plan when he ceased to be an FSP Participant or an FSP Plus Participant, as applicable, upon satisfaction of the requirements of Section 2.3 or 2.4, as applicable, he will be reinstated as an FSP Participant or an FSP Plus Participant, as applicable, retroactive to his Reemployment Commencement Date (rather than as of the date provided in such Section 2.3 or 2.4);

(b) if the re-employed Employee did not have a Vested Interest under the Plan when he ceased to be an FSP Participant or an FSP Plus Participant, as applicable, upon satisfaction of the requirements of Section 2.3 or 2.4 above, as applicable, and if his prior Vesting Service is reinstated as provided in Section 6.3(6), he will be reinstated as an FSP Participant or an FSP Plus Participant, as applicable, retroactive to his Reemployment Commencement Date (rather than as of the date provided in such Section 2.3 or 2.4);

(c) if the re-employed Employee was a former FSP Participant or FSP Plus Participant but lost his Vesting Service and was not entitled to the reinstatement thereof, as provided in Section 6.3(6), he will be treated as a new Employee for purposes of Section 2.3 or 2.4; and

(d) if the re-employed Employee was a former FSP Participant or FSP Plus Participant and becomes eligible to participate in the Retirement Annuity Program at an earlier date than he would be eligible to again become an FSP Participant or FSP Plus Participant under the preceding provisions of the Plan, he will be reinstated as an FSP Participant or FSP Plus Participant, as applicable, on the date on which he becomes eligible to participate in the Retirement Annuity Program.

Notwithstanding any provision of the Plan to the contrary, (i) an Employee whose Reemployment Commencement Date is on or after July 1, 2006 shall not be eligible to become an FSP Participant and (ii) an Employee described in the first sentence of Section 2.6(2) or in Section 2.6(2)(c) whose Reemployment Commencement Date is on or after January 1, 2006 and prior to July 1, 2006 and who is not credited with at least 1,000 Hours of Service by April 1, 2006 shall not be eligible to become an FSP Participant. Further notwithstanding any provision of the Plan to the contrary, an Employee described in Section 2.6(2)(a) or in Section 2.6(2)(b) whose Reemployment Commencement Date is on or after January 1, 2006 and prior to July 1, 2006, shall become an FSP Participant retroactive to his Reemployment Commencement Date (as provided in Section 2.6(2)(a) or Section 2.6(2)(b), as applicable) upon satisfaction of the requirements of Section 2.3, without regard to the requirement that he be credited with 1,000 Hours of Service by April 1, 2006, and (A) shall continue to be an FSP Participant after July 15, 2006 if pursuant to the Retirement Choice such an Employee made an irrevocable election not to have FSP Plus Contributions made on his behalf to the Plan (or failed to make an election pursuant to Retirement Choice), or (B) shall become an FSP Plus Participant on July 16, 2006 if pursuant to the Retirement Choice such an Employee made an irrevocable election to have FSP Plus Contributions made on his behalf to the Plan.

2.7 Transferred Employees.

(1) Before-Tax Contributions. An Employee who transfers from non-covered employment with the Controlled Group to employment as a Covered Employee shall become an Eligible Employee under the Plan on the first Enrollment Date on which he is both a Covered Employee and either (i) has been in Employment for at least six consecutive months or (ii) has been credited with one Year of Eligibility Service.

(2) FSP Contributions and FSP Plus Contributions. An Employee who transfers from non-covered employment with the Controlled Group to employment as a Covered Employee described in Section 2.3(1)(a) or 2.4(1)(a) shall be eligible to become an FSP Participant or an FSP Plus Participant in accordance with Section 2.3 or 2.4, as applicable, substituting his date of transfer for Employment Commencement Date in Section 2.3(1) and 2.4(1). An Employee who pursuant to the preceding sentence is eligible to become an FSP Participant or an FSP Plus Participant, as applicable, shall become such a Participant on his date of transfer or if later, on the date provided in Section 2.3(2) or Section 2.4(2), as applicable. Notwithstanding the preceding provisions of this Section or any other provision of the Plan to the contrary, (a) an Employee who is not a former FSP Participant and who satisfies the requirements of the preceding provisions of this Section to become an FSP Participant, but whose date of transfer occurs after April 1, 2006 and prior to July 1, 2006 shall be eligible to be an FSP Participant only with respect to any period of time prior to July 16, 2006 (if pursuant to the preceding sentence he becomes an FSP Participant as of a date prior to July 16, 2006), and shall be eligible to be an FSP Plus Participant (but not an FSP Participant) with respect to any period of time on or after July 16, 2006, (b) an Employee who is a former FSP Participant, whose date of transfer occurs on or after January 1, 2006 and prior to July 1, 2006 and who otherwise satisfies the requirements of the preceding provisions of this Section to become an FSP Participant except that he is not credited with at least 1,000 Hours of Service by April 1, 2006, shall be eligible to be an FSP Participant with respect to any period of time prior to July 16, 2006 (if pursuant to the preceding sentence he would become an FSP Participant as of a date prior to July 16, 2006), and with respect to any period of time on or after July 16, 2006 (i) shall be eligible to be an FSP Participant only if he is credited with at least 1,000 Hours of Service by July 1, 2006 and he made an irrevocable election pursuant to the Retirement Choice not to have FSP Plus Contributions made on his behalf (or failed to make an election pursuant to the Retirement

Choice), or (ii) shall be eligible to be an FSP Plus Participant (but not an FSP Participant) if he is not described in the immediately preceding clause (i), and (c) no Employee who transfers on or after July 1, 2006 from non-covered employment with the Controlled Group to employment as a Covered Employee described in Section 2.3(1)(a) or 2.4(1)(a) shall be eligible to become an FSP Participant.

(3) Notwithstanding any other provision of the Plan, a Member who transfers employment from the Company to the department of Lincoln Global, Inc. that manages licensing activities with third parties shall continue to be treated as an Employee of the Company following such transfer of employment, while an Employee of such department.

ARTICLE III - BEFORE-TAX AND ROLLOVER CONTRIBUTIONS

3.1 Amount of Contributions. Upon enrollment pursuant to Section 2.2, a Member shall agree pursuant to a Salary Reduction Agreement to have his Employer make Before-Tax Contributions for him to the Trust of (1) a specified percentage of between 1% and 80% of his Base Compensation (in 1% increments) through equal percentage pay period reductions and/or (2) a specified percentage of between 1% and 80% of his Bonus Compensation (in 1% increments) or a whole dollar amount of his Bonus Compensation (up to 80%) through payroll deduction. If a Member’s Before-Tax Contributions must be reduced pursuant to Sections 3.5 through 3.8 or the requirements of applicable law, his Before-Tax Contributions as so reduced shall be the maximum percentage of his Base Compensation and Bonus Compensation permitted by such Sections or law notwithstanding the foregoing provisions of this Section requiring that Before-Tax Contributions be made in specified increments of his Base Compensation and Bonus Compensation.

3.2 Payments to Trustee. Before-Tax Contributions shall be transmitted to the Trustee as soon as practicable, but in any event not later than the 15th business day of the month following the month in which such Contributions would otherwise have been paid to the Members.

3.3 Changes in Contributions. The percentage designated by a Member with regard to Base Compensation pursuant to Section 3.1 shall continue in effect, notwithstanding any changes in the Member’s Compensation. A Member may, however, in accordance with the percentages permitted by Section 3.1, change the percentage of his Base Compensation to be made as Before-Tax Contributions effective as of the next applicable Enrollment Date upon such prior written notice filed with the Administrative Committee as the Committee may require. For each payment of Bonus Compensation, a Member shall make an election with respect to the percentage, or amount, if any, of each such payment to be made as Before-Tax Contributions effective as of the applicable Enrollment Date, upon such prior written notice filed with the Administrative Committee, and on such form as the Committee may require.

3.4 Suspension and Resumption of Contributions. A Member may suspend his Before-Tax Contributions effective as of any future date upon such prior written notice filed with the Administrative Committee as the Committee may require. A Member who has suspended his Before-Tax Contributions may, upon such prior written notice filed with the Administrative Committee as the Committee may require, resume making such Before-Tax Contributions as of any Enrollment Date if he is then an Eligible Employee and he has again enrolled pursuant to Sections 2.2 and 3.1.

3.5 Excess Deferrals.

(1) Notwithstanding the foregoing provisions of this Article III, a Member’s Before-Tax Contributions for any taxable year of such Member shall not exceed the limitation in effect under section 402(g) of the Code (except to the extent permitted under the Catch-Up Before-Tax Contribution provisions set forth in Section 3.11 and section 414(v) of the Code). Except as otherwise provided in this Section, a Member’s Before-Tax Contributions for purposes of this Section shall include (a) any employer contribution made under any qualified cash or deferred arrangement as defined in section 401(k) of the Code to the extent not includible in gross income for the taxable year under section 402(e)(3) of the Code or, effective January 1, 2006, to the extent includible in gross income for the taxable year under section 402A of the Code (determined without regard to section 402(g) of the Code), (b) any employer contribution to the extent not includible in gross income for the taxable year under section 402(h)(1)(B) of the Code (determined without regard to section 402(g) of the Code), (c) any employer contribution to purchase an annuity contract under section 403(b) of the Code under a salary reduction agreement within the meaning of section 3121(A)(5)(D) of the Code, and (d) any elective contributions under section 408(p)(2)(A)(i) of the Code.

(2) In the event that a Member’s Before-Tax Contributions exceed the amount described in Subsection (1) of this Section (hereinafter called the “excess deferrals”), such excess deferrals (and any income allocable thereto through the end of the Plan Year in which such excess deferrals were made) shall be distributed to the Member by April 15 following the close of the taxable year in which such excess deferrals occurred if (and only if), by April 15 following the close of such taxable year the Member (a) allocates the amount of such excess deferrals among the plans under which the excess deferrals were made and (b) notifies the Administrative Committee of the portion allocated to this Plan.

(3) In the event that a Member’s Before-Tax Contributions under this Plan exceed the amount described in Subsection (1) of this Section, or in the event that a Member’s Before-Tax Contributions made under this Plan do not exceed such amount but he allocates a portion of his excess deferrals to his Before-Tax Contributions made to this Plan, Matching Employer Contributions, if any, made with respect to such Before-Tax Contributions (and any income applicable thereto) shall be applied to reduce subsequent Matching Employer Contributions made under the Plan.

3.6 Excess Before-Tax Contributions.

(1) Notwithstanding the foregoing provisions of this Article III, for any Plan Year,

(a) the actual deferral percentage (as defined in Subsection (2) of this Section) for the group of Highly Compensated Eligible Employees (as defined in Subsection (3) of this Section) for such Plan Year shall not exceed the actual deferral percentage for all other Eligible Employees for such Plan Year multiplied by 1.25, or

(b) the excess of the actual deferral percentage for the group of Highly Compensated Eligible Employees for such Plan Year over the actual deferral percentage for all other Eligible Employees for such Plan Year shall not exceed 2 percentage points, and the actual deferral percentage for the group of Highly Compensated Eligible Employees for such Plan Year shall not exceed the actual deferral percentage for all other Eligible Employees for such Plan Year multiplied by 2.

If two or more plans that include cash or deferred arrangements are considered as one plan for purposes of section 401(a)(4) or 410(b) of the Code, such arrangements included in such plans shall be treated as one arrangement for the purposes of this Subsection; and if any Highly Compensated Eligible Employee is a participant under two or more cash or deferred arrangements of the Controlled Group, all such arrangements shall be treated as one cash or deferred arrangement for purposes of determining the deferral percentage with respect to such Eligible Employee and, effective January 1, 2006, in the event that such arrangements have different plan years, all Before-Tax Contributions made during the Plan Year under all such arrangements shall be aggregated. Notwithstanding the foregoing, cash or deferred arrangements that are not permitted to be aggregated under Treasury Regulations issued under section 401(k) of the Code shall be treated as separate arrangements.

(2) For the purposes of this Section, the actual deferral percentage for a specified group of Eligible Employees for a Plan Year shall be the average of the ratios (calculated separately for each Eligible Employee in such group) of (a) the amount of Before-Tax Contributions and, at the election of an Employer, any Qualified Nonelective Contributions, actually paid to the Trust for each such Eligible Employee for such Plan Year (including any “excess deferrals” described in Section 3.5) to (b) the Eligible Employee’s compensation for such Plan Year. For purposes of this Subsection (2), the term “compensation” shall mean (a) for the period prior to January 1, 1998, the sum of an Eligible Employees compensation under Section 4.9(3) and his Before-Tax Contributions (subject to the limitations described in Section 1.1(12)(b)) and (b) for the period commencing on and after January 1, 1998, an Eligible Employees compensation under Section 4.9(3).

(3) For the purposes of this Section, the term “Highly Compensated Eligible Employee” for a particular Plan Year shall mean any Highly Compensated Employee who is an Eligible Employee.

(4) In the event that excess contributions (as such term is hereinafter defined) are made to the Trust for any Plan Year, then, within the time prescribed by applicable law, such excess contributions (and any income allocable thereto through the end of the Plan Year in which such excess contributions were made) shall be distributed to the Highly Compensated Eligible Employees on the basis of the respective portions of the excess contributions attributable to each such Highly Compensated Eligible Employee in order of the dollar amount of Before-Tax Contributions made by or on behalf of such Highly Compensated Eligible Employee beginning with the Highly Compensated Eligible Employee with the highest dollar amount of Before-Tax Contributions. For the purposes of this Subsection (4), the term “excess contributions” shall mean, for any Plan year, the excess of (a) the aggregate amount of Before-Tax Contributions actually paid to the Trust on behalf of Highly Compensated Eligible Employees for such Plan Year over (b) the maximum amount of such Before-Tax Contributions permitted for such Plan Year under Subsection (1) of this Section, determined by hypothetically reducing Before-Tax Contributions made on behalf of Highly Compensated Eligible Employees in order of their actual deferral percentages (as defined in Section 3.6(2) beginning with the highest of such percentages.

(5) Matching Employer Contributions, if any, made with respect to a Member’s excess contributions (and any income allocable thereto) shall be applied to reduce subsequent Matching Employer Contributions made under the Plan.

(6) The portion of the Plan that constitutes an employee stock ownership plan, and that is mandatorily disaggregated from the balance of the Plan pursuant to Treasury Regulation Section 1.401(k)-1(g)(11), shall be tested separately under the provisions of this Section 3.6.

3.7 Excess Matching Employer Contributions.

(1) Notwithstanding the foregoing provisions of this Article III or the provisions of Article IV, for any Plan Year the contribution percentage (as defined in Subsection (2) of this Section) for the group of Highly Compensated Eligible Employees (as defined in Section 3.6(3)) for such Plan Year shall not exceed the greater of (a) 125 percent of the contribution percentage for all other Eligible Employees or (b) the lesser of 200 percent of the contribution percentage for all other Eligible Employees, or the contribution percentage for all other Eligible Employees plus 2 percentage points. If two or more plans of the Controlled Group to which matching contributions, Employee after-tax contributions or Before-Tax Contributions (as defined in Section 3.5(1)) are made are treated as one plan for purposes of section 410(b) of the Code, such plans shall be treated as one plan for purposes of this Subsection (1); and if a Highly Compensated Eligible Employee participates in two or more plans of the Controlled Group to which such contributions are made, all such contributions shall be aggregated for purposes of this Subsection (1) and, effective January 1, 2006, in the event that such plans have different plan years, all such contributions made during the Plan Year under all such plans shall be aggregated. Notwithstanding the foregoing, plans that are not permitted to be aggregated under Treasury Regulations issued under section 401(m) of the Code shall be treated as separate plans.

(2) For the purposes of this Section, the contribution percentage for a specified group of Eligible Employees for a Plan Year shall be the average of the ratios (calculated separately for each Eligible Employee in such group) of (a) the sum of the Matching Employer Contributions and, at the election of an Employer, any Before-Tax Contributions or Qualified Nonelective Contributions paid under the Plan by or on behalf of each such Eligible Employee for such Plan Year and not taken into account for such Plan Year under Section 3.6(2), to (b) the Eligible Employee’s compensation (as defined in Section 3.6(2)) for such Plan Year.

(3) In the event that excess aggregate contributions (as such term is hereinafter defined) are made to the Trust for any Plan Year, then, prior to March 15 of the following Plan Year, such excess aggregate contributions (and any income allocable thereto through the end of the Plan Year in which such excess aggregate contributions were made) shall be forfeited (if forfeitable) and applied as provided in Section 6.3(5) or (if not forfeitable) shall be distributed to the Highly Compensated Eligible Employees on the basis of the respective portions of the excess aggregate contributions attributable to each such Highly Compensated Eligible Employee in order of the dollar amount of Matching Employer Contributions made with respect to Highly Compensated Eligible Employees beginning with the Highly Compensated Eligible Employee with the highest dollar amount of Matching Employer Contributions. For the purposes of this Subsection (3), the term “excess aggregate contributions” shall mean, for any Plan Year, the excess of (a) the aggregate amount of the Matching Employer Contributions actually paid to the Trust by or on behalf of Highly Compensated Eligible Employees for such Plan Year over (b) the maximum amount of such Matching Employer Contributions permitted for such Plan Year under Subsection (1) of this Section, determined by hypothetically reducing Matching Employer Contributions made by or on behalf of Highly Compensated Eligible Employees in order of their actual contribution percentages (as defined in Section 3.7(2)) beginning with the highest of such percentages.

(4) The determination of excess aggregate contributions under this Section shall be made after (a) first determining the excess deferrals under this Section 3.5 and (b) then determining the excess contributions under Section 3.6.

(5) The portion of the Plan that constitutes an employee stock ownership plan, and that is mandatorily disaggregated from the balance of the Plan pursuant to Treasury Regulation Section 1.401(m)-1(b)(3)(ii), shall be tested separately under the provisions of this Section 3.7.

3.8 Monitoring Procedures.

(1) In order to ensure that at least one of the actual deferral percentages specified in Section 3.6(1) and at least one of the contribution percentages specified in Section 3.7(1) are satisfied for each Plan Year, the Company may monitor (or cause to be monitored) the amount of

Before-Tax Contributions and Matching Employer Contributions, if any, being made to the Plan for each Eligible Employee during each Plan Year. In the event that the Company determines that neither of such actual deferral percentages or neither of such contribution percentages will be satisfied for a Plan Year, the Before-Tax Contributions and/or Matching Employer Contributions made thereafter for each Highly Compensated Eligible Employee (as defined in Section 3.6(3)) shall be reduced (pursuant to non-discriminatory rules adopted by the Company) to the extent necessary to decrease the actual deferral percentage and/or contribution percentage for Highly Compensated Eligible Employees for such Plan Year to a level which satisfies either of the actual deferral percentages and/or either of the contribution percentages.

(2) In order to ensure that excess deferrals (as such term is defined in Section 3.5(2)) shall not be made to the Plan for any taxable year for any Member, the Company may monitor (or cause to be monitored) the amount of Before-Tax Contributions being made to the Plan for each Member during each taxable year and may take such action (pursuant to non-discriminatory rules adopted by the Company) to prevent Before-Tax Contributions made for any Member under the Plan for any taxable year from exceeding the maximum amount applicable under Section 3.5(1).

(3) In applying the limitations set forth in Sections 3.6 and 3.7, the Company may, at its option, utilize such testing procedures as may be permitted under sections 401(a)(4), 401(k), 401(m) or 410(b) of the Code, including, without limitation, (a) aggregation of the Plan with one or more other qualified plans of the Controlled Group, (b) inclusion of qualified matching contributions, qualified nonelective contributions or elective deferrals described in, and meeting the requirements of, Treasury regulations under sections 401(k) and 401(m) of the Code to any other qualified plan of the Controlled Group in applying the limitations set forth in Sections 3.6 and 3.7, (c) effective January 1, 1999, exclusion of all Eligible Employees (other than Highly Compensated Eligible employees) who have not met the minimum age and service requirements of section 410(a)(1)(A) of the Code in applying the limitations set forth in Sections 3.6 and 3.7, or (d) any permissible combination thereof.

3.9 Rollover Contributions.

(1) The Trustee shall, at the direction of the Company, receive and thereafter hold and administer as Rollover Contributions and part of the Trust Fund for a Covered Employee (a)

all or any portion of an Eligible Rollover Distribution that was distributed to a Covered Employee, or is transferred at the request of a Covered Employee, from a qualified trust (as defined in Section 1.1(18)), provided that the requirements of section 402(c) or 401(a)(31) of the Code are met; or (b) the entire amount of a distribution to a Covered Employee that is attributable solely to a rollover contribution from a qualified trust and otherwise satisfies the requirements of section 408(d)(3)(A)(ii) of the Code. The Trustee may accept cash or cash equivalents that constitute all or a portion of any such distribution. Notwithstanding the preceding provisions of this Section, a Rollover Contribution shall not include any amounts distributed from a designated Roth account (as defined in section 402A of the Code) or from a Roth IRA (as defined in section 408A of the Code).

(2) A Covered Employee who transfers cash or cash equivalents to the Trust Fund pursuant to Subsection (1) of this Section and who is otherwise not a Member shall be deemed to be a Member on and after the date of such transfer for all purposes of the Plan other than Articles III and IV.

3.10 Transfers of Assets to this Plan from Other Plans.

(1) The Trustee shall, at the direction of the Company, receive and thereafter hold all amounts that may be transferred to it from a trust held under another plan that meets the requirements of sections 401(a) and 501(a) of the Code and that is not subject to the funding standards of section 412 of the Code.

(2) An Employee who has ESOP Contributions transferred to the Trust Fund on his behalf and who is otherwise not a Member shall be deemed to be a Member on and after the date of such transfer for all purposes of the Plan other than Articles III and IV.

3.11 Catch-Up Before-Tax Contributions. All Members who have elected to make Before-Tax Contributions to this Plan and who have attained age 50 before the end of a particular Plan Year shall be eligible to make catch-up contributions (the “Catch-Up Before-Tax Contributions”) in accordance with, and subject to the limitations of, section 414(v) of the Code; provided, however that Catch-Up Before-Tax Contributions shall not be eligible for Matching Employer Contributions under Section 4.1, and provided further that Catch-Up Before-Tax Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of section 401(a)(30) and 415(c) of the Code (i.e., Sections 3.6 and 4.9,

respectively). In addition, notwithstanding any provision of the Plan to the contrary, the Plan shall not be treated as failing to satisfy the requirements of sections 401(k)(3), 401(k)(11), 410(b) or 416 of the Code, as applicable, by reason of the making of any such Catch-Up Before-Tax Contributions. In furtherance of, but without limiting the foregoing, effective January 1, 2004, Before-Tax Contributions that exceed (i) the percentage limits described in Section 3.1, (ii) the statutory limits described in Sections 3.5(1) and 4.9, or (iii) the limits specified by the Company under Section 3.8 for the Plan Year, shall be treated as Catch-Up Before-Tax Contributions; provided, however, that whether Before-Tax Contributions are in excess of any applicable limit and therefore shall be treated as Catch-Up Before-Tax Contributions shall be determined as of the end of the Plan Year.

ARTICLE IV - EMPLOYER CONTRIBUTIONS

4.1 Amount of Matching Employer Contributions. Subject to the provisions of the Plan and Trust Agreement, each Employer may, in its discretion, contribute to the Trust on account of each Plan Year an amount (the “Matching Employer Contributions”) equal to the Matching Employer Contribution Percentage multiplied by the Before-Tax Contributions (not in excess of 6% of Compensation or such other percentage specified by the Company before the beginning of the Plan Year; provided, however, that for purposes of this sentence Compensation shall not include any amounts payable in February of 2004 pursuant to the Lincoln Electric Holdings, Inc. Management Incentive Program) made during such Plan Year pursuant to Section 3.1 for its Employees who are entitled to participate in the Employer’s Matching Employer Contributions for such Year pursuant to Section 4.3. Notwithstanding any provision of the Plan to the contrary, an Employer’s Matching Employer Contributions to the Trust on account of any Plan Year shall in no event exceed the amount that would be deductible for such Year for purposes of federal taxes on income under applicable provisions of the Code and shall be made on the condition that such Contributions are deductible under applicable provisions of the Code. The amount of Matching Employer Contributions determined to be payable to the Trust shall be reduced by amounts that have been forfeited or held in a suspense account in accordance with the terms of the Plan. Notwithstanding any provision of the Plan to the contrary, (i) no Matching Employer Contributions shall be made with respect to any Catch-Up Before-Tax Contributions (as defined in Section 3.11), (ii) no Matching Employer Contributions shall be made with respect to any Before-Tax Contributions made on or after March 16, 2003 (other than Before-Tax Contributions attributable to Compensation earned prior to March 16, 2003) and prior to January 1, 2004, (iii) no Matching Employer Contributions shall be made with respect to any Before-Tax Contributions that are attributable to Compensation payable in February 2004 under the Lincoln Electric Holdings, Inc. Management Incentive Program, (iv) no Matching Employer Contributions shall be made with respect to any Before-Tax Contributions made for any period while an Employee is an Employee of J.W. Harris Co., Inc. (or prior to May 1, 2006, Harris Calorific, Inc.), Lincoln Global, Inc. or Smart Force, LLC (or prior to January 1, 1999, the Harris Calorific Division or Seal Seat Division of the Company), excluding, however, an Employee who transfers employment from the Company to the department of Lincoln Global, Inc. that manages licensing activities with third parties and (v) no Matching Employer Contributions shall be made with respect to any Before-Tax Contributions made on or after January 1, 2009 (other than Before-Tax Contributions attributable to Compensation earned prior to January 1, 2009) and prior to January 1, 2010.

4.2 Time of Matching Employer Contributions. Matching Employer Contributions may be made in cash or Holdings Stock. An Employer may make its Matching Employer Contributions on account of any Plan Year, or partial payments of such Matching Employer Contributions, at any time during such Year or within the time following the close of such Year that is prescribed by law for filing its federal income tax return (including extensions thereof).

4.3 Allocation of Matching Employer Contributions. Each Employer’s Matching Employer Contributions made for a Plan Year shall, subject to the provisions of Sections 3.5(3), 3.6(5) and 3.7(3), be allocated and credited to the Account of each Employee of the Employer who is entitled to receive a Matching Employer Contribution and for whom Before-Tax Contributions were made during such Plan Year, with each such Employee being credited with a portion of such Employer’s Matching Employer Contribution equal to the Matching Employer Contribution Percentage of the Before-Tax Contributions (not in excess of 6% of Compensation or such other percentage specified by the Company before the beginning of the Plan Year; provided, however, that for purposes of this sentence Compensation shall not include any amounts payable in February of 2004 under the Lincoln Electric Holdings, Inc. Management Incentive Program) made for him pursuant to Section 3.1. An Employee of the Employer for whom Before-Tax Contributions are made shall be entitled to receive an allocation of Matching Employer Contributions in accordance with the preceding sentence, unless such Before-Tax Contributions are made for any period while he was an Employee of J.W. Harris Co., Inc. (or prior to May 1, 2006, Harris Calorific, Inc.), Lincoln Global, Inc. or Smart Force, LLC (or prior to January 1, 1999, the Harris Calorific Division or Seal Seat Division of the Company), provided, however, that an Employee who transfers employment from the Company to the department of Lincoln Global, Inc. that manages licensing activities with third parties shall be entitled to receive an allocation of Matching Employer Contributions in accordance with the preceding sentence while an Employee of such department. For purposes of this Section, the term “Before-Tax Contributions” shall not include any Catch-Up Before-Tax Contributions (as defined in Section 3.11).

4.4 Qualified Nonelective Contributions. For any Plan Year, an Employer, in its discretion, may make a Qualified Nonelective Contribution (1) in such amount, (2) for such Members and (3) in such proportions among such Members as such Employer shall determine. Qualified Nonelective Contributions may be made in cash or Holdings Stock and shall be made within the time prescribed by law for making Qualified Nonelective Contributions. Each Employer shall designate to the Trustee the Plan Year for which and the Members for whom any Qualified Nonelective Contribution is made.

4.5 Allocation of Qualified Nonelective Contributions. Qualified Nonelective Contributions shall be allocated to the Accounts of Members who are designated by an Employer as eligible to share therein in such amounts as such Employer directs.

4.6 Profit Sharing Contributions. Subject to the provisions of the Plan and Trust Agreement and to the extent it lawfully may, each Employer may, in its discretion, contribute to the Trust on account of each Plan Year an amount determined by such Employer as its Profit Sharing Contribution for such year. The Profit Sharing Contribution of each Employer may be made in cash or Holdings Stock and shall be made within the time following the close of the Plan Year for which made which is prescribed by law for the filing by each such Employer of its federal income tax return (including extensions thereof).

4.7 Allocation of Profit Sharing Contributions. Each Employer’s Profit Sharing Contributions made for a Plan Year shall be allocated and credited to the Accounts of those Employees of the Employer who either (1) are both Members and Eligible Employees on the last day of such Plan Year or (2) terminated employment with the Controlled Group during such Plan Year after reaching age 60 or by reason of death or disability. There shall be credited to the Account of each such Employee as of the last day of each Plan Year a portion of the Profit Sharing Contribution (if any) of such Employee’s Employer for such Plan Year equal to the amount of such Profit Sharing Contribution multiplied by a fraction, the numerator of which is the Employee’s Compensation for such Plan Year and the denominator of which is the total Compensation for such Plan Year of all Employees of such Employer described in the preceding sentence.

4.8 Return of Contributions to Employers.

(1) Except as specifically provided in this Section or in the other Sections of the Plan, the Trust Fund shall never inure to the benefit of the Employers and shall be held for the exclusive purposes of providing benefits to Employees, Members and their Beneficiaries and defraying reasonable expenses of administering the Plan.

(2) If an Employer Contribution to the Trust is made by an Employer by a mistake of fact, the excess of the amount contributed over the amount that would have been contributed had there not occurred a mistake of fact shall be returned to such Employer within one year after the payment of such Contribution. If an Employer Contribution to the Trust made by an Employer is not fully deductible under section 404 of the Code (or any successor thereto), such Contribution, to the extent the deduction therefor is disallowed, shall be returned to the Employer within one year after the disallowance of the deduction. Earnings attributable to Employer Contributions returned to an Employer pursuant to this Subsection may not be returned, but losses attributable thereto shall reduce the amount to be returned; provided, however, that if the withdrawal of the amount attributable to the mistaken or non-deductible contribution would cause the balance of the individual Account of any Member to be reduced to less than the balance that would have been in such Account had the mistaken or non-deductible amount not have been contributed, the amount to be returned to the Employer pursuant to this Section shall be limited so as to avoid such reduction.

4.9 Maximum Additions.

(1) Notwithstanding any other provision of the Plan, except to the extent permitted under Section 3.11 and section 414(v) of the Code, the maximum annual additions (as defined in Subsection (2) of this Section) to a Member’s account for any limitation year (which shall be the Plan Year) shall in no event exceed the lesser of (a) $40,000 (as adjusted pursuant to section 415(d) of the Code) or (b) 100% of his compensation for such Plan Year.

(2) For the purpose of this Section, the term “annual additions” means the sum for any limitation year of:

(a) all contributions (including, without limitation, Before-Tax Contributions made pursuant to Section 3.1) made by the Controlled Group that are allocated to the Member’s account pursuant to a defined contribution plan maintained by a Controlled Group Member,

(b) all employee contributions made by the Member to a defined contribution plan maintained by a Controlled Group Member,

(c) all forfeitures allocated to the Member’s account pursuant to a defined contribution plan maintained by a Controlled Group Member, and

(d) any amount attributable to medical benefits allocated to the Member’s account established under section 419A(d)(1) of the Code if the Member is or was a key-employee (as such term is defined in section 416(i) of the Code) during such limitation year or any preceding limitation year.

(3) For purposes of Section 4.9, the term “compensation” shall include those items of remuneration specified in Treasury Regulation Section 1.415(c)-2(b) (including ‘deemed section 125 compensation’ as defined in Treasury Regulation Section 1.415(c)-2(g)(6)(ii), and amounts described in Treasury Regulation Section 1.415(c)-2(g)(5) that are paid to any nonresident alien who is a Member) and shall exclude those items of remuneration specified in Treasury Regulation Section 1.415(c)-2(c), taking into account the timing rules specified in Treasury Regulation Section 1.415(c)-2(e), but shall not include any amount in excess of the limitation under section 401(a)(17) of the Code in effect for the year. Effective as of January 1, 2008, the term “compensation” as defined in the preceding sentence shall include any payments made to a Member by the later of (a) two and one-half (2-1/2) months after the date of the Member’s severance from employment with the Controlled Group or (b) the end of the limitation year that includes the date of the Member’s severance from employment with the Controlled Group, provided that, absent a severance from employment, such payments (i) would have been paid to the Member if the Member had continued in employment with the Controlled Group and (ii) are regular compensation for services performed during the Member’s regular working hours, compensation for services outside the Member’s regular working hours (such as overtime or shift differential pay), commissions, bonuses or other similar compensation. Effective as of January 1, 2009, the term “compensation” shall also include any differential wage payments (within the meaning of section 3401(h)(2) of the Code) made to a Member by the Controlled Group.

4.10 Definitions.

(1) For purposes of applying the limitations set forth in Section 4.9, all qualified defined contribution plans (whether or not terminated) ever maintained by one or more Controlled Group Members shall be treated as one defined contribution plan.

(2) For purposes of this Section 4.10 and Section 4.9, the term “Controlled Group Member” shall be construed in the light of section 415(h) of the Code.

4.11 FSP Contributions. Subject to the provisions of the Plan and Trust Agreement, each Employer shall contribute to the Trust on account of each Plan Year an amount equal to 2% of the FSP Compensation received by Members who are FSP Participants for such Plan Year, but only with respect to FSP Compensation received (or deemed received as provided in Section 1.1(29)) while such Members were FSP Participants. The FSP Contributions of each Employer shall be made in cash. An Employer may make FSP Contributions on account of any Plan Year, or partial payments of such Contributions, at any time during such Plan Year or within the time following the close of such Year that is prescribed by law for the filing by each such Employer of its federal income tax return (including extensions thereof). Notwithstanding the foregoing, for the Plan Year ending on December 31, 1997, the amount of the FSP Contribution for such year shall be an amount equal to 2% of the FSP Compensation of FSP Participants for the period from November 1, 1997 through December 31, 1997.

4.12 Allocation of FSP Contributions. Each Employer’s FSP Contributions made for a Plan Year shall be allocated and credited to the Accounts of those Members who were FSP Participants at any time during such Plan Year, but only with respect to the period during which they were FSP Participants. As of the last day of the period for which FSP Contributions are made but in no event later than the last day of the Plan Year there shall be credited to the Account of each such FSP Participant a portion of the FSP Contributions of such FSP Participant’s Employer made for such period equal to the amount of such FSP Contribution multiplied by a fraction, the numerator of which is the FSP Participant’s FSP Compensation received while an FSP Participant for such period and the denominator of which is the total FSP Compensation received while FSP Participants for such period of all FSP Participants of such Employer.

4.13 FSP Plus Contributions. Subject to the provisions of the Plan and Trust Agreement, each Employer shall contribute to the Trust on account of each Plan Year an amount, determined in accordance with Section 4.14, of the FSP Compensation received by Members who are FSP Plus Participants for such Plan Year, but only with respect to FSP Compensation received (or deemed received as provided in Section 1.1(29)) while such Members were FSP Plus Participants. The FSP Plus Contributions of each Employer shall be made in cash. An Employer may make FSP Plus Contributions on account of any Plan Year, or partial payments of such Contributions, at any time during such Plan Year or within the time following the close of such Year that is prescribed by law for the filing by each such Employer of its federal income tax return (including extensions thereof).

4.14 Allocation of FSP Plus Contributions. Each Employer’s FSP Plus Contributions made for a Plan Year shall be allocated and credited to the Accounts of those Members who were FSP Plus Participants at any time during such Plan Year, but only with respect to the period during which they were FSP Plus Participants. The amount of FSP Plus Contributions to be allocated and credited for each FSP Plus Participant for a Plan Year shall be the aggregate of the amounts determined for each calendar month during that Plan Year that the Member is an FSP Plus Participant equal to the percentage of such FSP Plus Participant’s FSP Compensation received while an FSP Plus Participant during the month as corresponds to such FSP Plus Participant’s years of Vesting Service as of the end of the previous month as set forth in the following table:

Years of Vesting Service as of the end of a month	Percentage of FSP Compensation
1 year of Vesting Service	4% of FSP Compensation
5 years of Vesting Service	5% of FSP Compensation
10 years of Vesting Service	6% of FSP Compensation
15 years of Vesting Service	7% of FSP Compensation
20 years of Vesting Service	8% of FSP Compensation
25 years of Vesting Service	10% of FSP Compensation

The FSP Plus Contributions of each Employer shall be made in cash. Notwithstanding any other provision of the Plan, no FSP Plus Contributions will be made to the Plan for any Member for any period prior to July 16, 2006 or with respect to any FSP Compensation received prior to July 16, 2006.

ARTICLE V - INVESTMENTS

5.1 Investment Funds.

(1) The Trust Fund shall be divided into such Investment Funds as the Investment Committee shall from time to time determine, and all Before-Tax Contributions, Rollover Contributions, ESOP Contributions and Employer Contributions shall be invested therein as provided in Section 5.5. Notwithstanding the foregoing, the Investment Committee shall direct the Trustee to establish and maintain a Holdings Stock Fund as one of the Investment Funds. Subject to the provisions of the Plan and Trust Agreement, the Trustee shall hold, manage, administer, value, invest, reinvest, account for and otherwise deal with each Investment Fund separately. The Trustee shall invest and reinvest the principal and income of each such Fund and shall keep each such Fund invested, without distinction between principal and income, as required under the terms of the Plan and Trust Agreement. Subject to Section 5.8, dividends, interest and other distributions received by the Trustee in respect of each Investment Fund shall be reinvested in the same Fund. The Holdings Stock Fund shall be maintained as an Investment Fund at all times during which a portion of the Plan is intended to constitute an ESOP.

(2) The Administrative Committee shall adopt, and may amend, from time to time general rules of uniform application that shall provide for the administration of each Investment Fund, including, but not limited to, rules providing for (a) procedures pursuant to which a Member may elect to have his Account invested in any such Fund (if more than one such Fund is established) in accordance with Section 5.5, (b) the method of changing any such election pursuant to Section 5.5 by either the Member or his Beneficiary and the frequency of any such election, (c) the Fund or Funds in which a Member’s Account shall be invested in the absence of an effective election, and (d) any other matters that the Administrative Committee deems necessary or advisable in the administration of any such Fund.

5.2 Account; Sub-Account. The Company shall establish and maintain, or cause to be established and maintained, an Account for each Member, which Account shall reflect, pursuant to Sub-Accounts established and maintained thereunder, the amount, if any, of the Member’s (1) Before-Tax Contributions, (2) Rollover Contributions, (3) ESOP Contributions, (4) Matching Employer Contributions, (5) Qualified Nonelective Contributions, if any, (6) Profit Sharing Contributions, if any, (7) FSP Contributions, and (8) FSP Plus Contributions. The Company

shall also maintain, or cause to be maintained, separate records which shall show (a) the portion of each such Sub-Account invested in each Investment Fund and (b) the amount of contributions thereto, payments and withdrawals therefrom and the amount of income, expenses, gains and losses attributable thereto. The interest of each Member in the Trust Fund at any time shall consist of his Account balance (as determined pursuant to Section 5.4) as of the last preceding Valuation Date plus credits and minus debits to such Account since that Date.

5.3 Reports. The Company shall cause reports to be made at least annually to each Member and to the Beneficiary of each deceased Member as to the value of his Account and the amount of his Vested Interest.

5.4 Valuation of Investment Funds.

(1) The Trustee shall, as of the close of business on each Valuation Date, determine the value of each Investment Fund. Each such valuation shall be made on the basis of the market value (as determined by the Trustee) of the assets of each Fund, except that property which the Trustee determines does not have a readily determinable market value, and bonds and notes issued or guaranteed by the United States, shall be valued at fair market value as determined by the Trustee in such manner as it deems appropriate, and the Trustee’s determination of such value shall be conclusive on all interested persons for all purposes of the Plan. A similar valuation shall be made at any other time upon the written direction of the Administrative or the Investment Committee to the Trustee or when the Trustee deems it appropriate to make such a valuation. In accordance with section 401(a)(28)(C) of the Code, valuation of Holdings Stock that is or becomes not readily tradable on an established securities market shall be made by an independent appraiser who meets the requirements similar to the requirements of the regulations prescribed under section 170(a)(1) of the Code.

(2) The Trustee shall determine, from the change in value of each Investment Fund between the current Valuation Date and the then last preceding Valuation Date, the net gain or loss of each such Fund during such period resulting from expenses and realized and unrealized earnings, profits and losses of the Fund during such period. For this purpose, the transfer of funds to or from an Investment Fund pursuant to Section 5.5, Before-Tax Contributions, Rollover Contributions, ESOP Contributions and Employer Contributions allocated to an Investment Fund, and payments, distributions and withdrawals from an Investment Fund to provide benefits under the Plan for Members or Beneficiaries shall not be deemed to be earnings, profits, expenses or losses of the Investment Fund.

(3) After each Valuation Date, the net gain or loss of each Investment Fund determined pursuant to Subsections (1) and (2) of this Section shall be allocated as of such Valuation Date to the Accounts of Members and Beneficiaries of deceased Members in proportion to the amounts of such Accounts invested in each Fund on such Valuation Date. In determining the amounts of Accounts on a Valuation Date for the purposes of this Subsection (3), the Investment Committee shall adopt rules to the effect that in determining the allocation of the net gain or loss of each Investment Fund for any such period there shall be counted, on a proportionate basis, contributions to or distributions from, or other credits or debits to, the Accounts of Members and Beneficiaries since the beginning of such period to the extent the amounts so distributed or debited were in such Fund during such period. Such rules shall be uniform in their application to all persons who are similarly situated.

5.5 Investment of Contributions. Each Member may, pursuant to rules and procedures adopted by the Administrative Committee, direct that Before-Tax Contributions, Rollover Contributions, Employer Contributions and ESOP Contributions made by or for him shall be invested in any or all of the Investment Funds. An investment option selected by a Member shall remain in effect and be applicable to all subsequent such Contributions made by or for him unless and until an investment change is made by him and becomes effective pursuant to rules and procedures adopted by the Administrative Committee. Each member may, pursuant to rules and procedures adopted by the Administrative Committee, make a change in the investment options selected by the Member with respect to amounts then held in his Account. In the absence of an effective investment direction and/or an effective investment change, Before-Tax, Rollover, and Employer Contributions (other than Matching Employer Contributions) shall be invested in such Investment Fund or Funds, and in such proportions, as is designated by the Investment Committee from time to time for such purpose, and Matching Employer Contributions and ESOP Contributions shall be invested in the Holdings Stock Fund (or in such other Investment Fund as the Investment Committee shall designate for such purpose). To the extent not otherwise permitted by the preceding provisions of this Section, Members shall be permitted, pursuant to procedures established by the Administrative Committee, to diversify the investment of that portion of their Account held in the ESOP to the extent required by section 401(a)(28)(B) of the Code, provided that such members are “qualified participants” within the meaning of section 401(a)(28) of the Code.

5.6 Directions to Trustee. The Administrative Committee shall give appropriate and timely directions to the Trustee in order to permit the Trustee to give effect to the investment choice and investment change elections made under Section 5.5 and to provide funds for distributions and withdrawals pursuant to Article VI.

5.7 Loans to Members.

(1) A Member who is an Employee or a “party in interest” within the meaning of section 3(14) of ERISA may apply on the form provided by the Administrative Committee for a loan from his Vested Interest in his Account, excluding his FSP Contributions Sub-Account and his FSP Plus Contributions Sub-Account. If the Committee determines that the Member is not in bankruptcy or similar proceedings and is entitled to a loan in accordance with the following provisions of this Section, the Committee shall direct the Trustee to make a loan to the Member from his Account. Each loan shall be charged against the Member’s Vested Interest in his Sub-Accounts as follows: first, against the Member’s Rollover Contributions Sub-Account, if any; second, to the extent necessary, against the Member’s Before-Tax Contributions Sub-Account; third, to the extent necessary against the Member’s Qualified Nonelective Contributions Sub-Account, if any; fourth, to the extent necessary, against the Member’s Matching Employer Contributions Sub-Account, if any; fifth, to the extent necessary against the Member’s Profit Sharing Contributions Sub-Account, if any; and sixth, to the extent necessary, against the Member’s ESOP Contributions Sub-Account, if any.

(2) A Member shall not be entitled to a loan under this Section unless the Member (and the Member’s spouse, if any) consents (with respect to the spouse, in the form and manner provided in Section 1.1(16)) to (a) the use of the Member’s Account as security as provided in Subsection (5)(c) of this Section and (b) the possible reduction of the Member’s Account as provided in Subsection (6) of this Section.

(3) Each loan shall be in an amount that is not less than $1,000. A Member may have up to three loans outstanding at any one time. The maximum loan to any Member (when added to the outstanding balance of all other loans to the Member from all qualified employer plans (as defined in section 72(p)(4) of the Code) of the Controlled Group) shall be an amount that does not exceed the lesser of:

(a) $50,000, reduced by the excess (if any) of (i) the highest outstanding balance of such other loans during the one-year period ending on the day before the date on which such loan is made, over (ii) the outstanding balance of such other loans on the date on which such loan is made, or

(b) 50% of the value of such Member’s Vested Interest in his Account on the date on which such loan is made.

(4) For each Member for whom a loan is authorized pursuant to this Section, the Committee shall (a) direct the Trustee to liquidate the Member’s interest in the Investment Funds, on a pro rata basis, to the extent necessary to provide funds for the loan, (b) direct the Trustee to disburse such funds to the Member upon the Member’s execution of the promissory note and security agreement referred to in Subsection (5)(d) of this Section, (c) transmit to the Trustee the executed promissory note and security agreement referred to in Subsection (5)(d) of this Section, and (d) establish and maintain a separate recordkeeping account within the Member’s Account (the “Loan Account”) (i) which initially shall be in the amount of the loan, (ii) to which the funds for the loan shall be deemed to have been allocated and then disbursed to the Member, (iii) to which the promissory note shall be allocated and (iv) which shall show the unpaid principal of and interest on the promissory note from time to time. All payments of principal and interest by a Member shall be credited initially to his Loan Account and applied against the Member’s promissory note, and then invested in the Investment Funds pursuant to the Member’s direction under Section 5.5.

(5) Loans made pursuant to this Section:

(a) shall be made available to all Members on a reasonable equivalent basis;

(b) shall not be made available to Highly Compensated Employees in a percentage amount greater than the percentage amount made available to other Members;

(c) shall be secured by the Member’s Loan Account; and

(d) shall be evidenced by a promissory note and security agreement executed by the Member that provides for:

(i) the security referred to in paragraph (c) of this Subsection;

(ii) a rate of interest determined by the Committee in accordance with applicable law;

(iii) repayment within a specified period of time, which shall not extend beyond five years, unless the loan is used to acquire any dwelling unit that within a reasonable time is to be used (determined at the time the loan is made) as the principal residence of the Member, in which case the maximum repayment period shall not extend beyond fifteen years;

(iv) repayment in equal payments over the term of the loan, with payments not less frequently than quarterly, provided, however, that the Administrative Committee may waive such requirement for a period of not longer than one year in the case of a Member who is on an unpaid leave of absence in accordance with Treasury regulations issued under section 72(p) of the Code; and

(v) for such other terms and conditions as the Committee shall determine, that shall include provision that:

(A) with respect to a Member who is an Employee, the loan will be repaid pursuant to authorization by the Member of equal payroll deductions over the repayment period sufficient to amortize fully the loan within the repayment period, provided, however, the Committee may waive the requirement of equal payroll deductions if the Company payroll through which the Member is paid cannot accommodate such deductions;

(B) the loan shall be prepayable in whole at any time without penalty; and

(C) the loan shall be in default and become immediately due and payable upon the first to occur of the following events:

(I) the Member’s failure to make required payments on the promissory note;

(II) in the case of a Member who is not an Employee, distribution of his Account; or

(III) the filing of a petition, the entry of an order or the appointment of a receiver, liquidator, trustee or other person in a similar capacity, with respect to the Member, pursuant to any state or federal law relating to bankruptcy, moratorium, reorganization, insolvency or liquidation, or any assignment by the Member for the benefit of his creditors.

(6) Notwithstanding any other provision of the Plan, a loan made pursuant to this Section shall be a first lien against the Member’s Loan Account. Any amount of principal or interest due and unpaid on the loan at the time of any default on the loan shall be satisfied by deduction from the Member’s Loan Account, and shall be deemed to have been distributed to the Member, as follows:

(a) in the case of a Member who is an Employee and who is not, at the time of the default, eligible to receive distribution of his Account under the provisions of Article VI, other than Section 6.7, or by order of a court, at such time as he first becomes eligible to receive distribution of his Account under the provisions of Article VI, other than Section 6.7, or by order of a court; or

(b) in the case of any other Member, immediately upon such default.

(7) Notwithstanding any other provision of the Plan, loan repayments will be suspended under the Plan as permitted under section 414(u)(4) of the Code (for Members on a leave of absence for “qualified military service” (as defined in Section 11.8)).

5.8 Dividends on Holdings Stock. Notwithstanding any other provision of the Plan, cash dividends paid on shares of Holdings Stock in which a Member has a Vested Interest that are held in the ESOP as of the record date of such dividend shall be, at the election of the Member or his Beneficiary, either:

(a) paid by Lincoln Electric Holding, Inc. in cash to the Member or Beneficiary, or, at the discretion of the Administrator, paid by Lincoln Electric Holding, Inc. to the Trust and distributed from the Trust to Members or Beneficiaries, not later than ninety (90) days after the close of the Plan Year in which paid to the Plan; or

(b) paid to the Plan and reinvested in the Holdings Stock Fund.

In the absence of an effective election under this Subsection 5.8, dividends on Holdings Stock shall be paid to the Plan and reinvested in the Holdings Stock Fund. The Plan Administrator shall determine the scope, manner and timing of the elections, dividend payments or distributions, and reinvestment in Holdings Stock described herein in any manner that is consistent with section 404(k) of the Code and other applicable provisions of the Code and ERISA.

ARTICLE VI - DISTRIBUTIONS

6.1 Vesting and Distributions. A Member’s interest in the Trust Fund shall only be distributable as provided in this and the following Sections of this Article. A Member or Beneficiary who is eligible to receive a distribution under applicable Sections of this Article shall obtain an application for that purpose from the Administrative Committee and file with the Administrative Committee his application in writing on such form, furnishing such information as the Administrative Committee may reasonably require, including satisfactory proof of his age and that of his Spouse (if applicable) and any authority in writing that the Administrative Committee may request authorizing it to obtain pertinent information, certificates, transcripts and/or other records from any public office. A Member’s spouse, if any, must consent to such Member’s application for distribution. Such consent shall be in the form and manner provided in Section 1.1(16).

6.2 Distributions on Death While an Employee. If a Member dies while in the employ of a Controlled Group Member or, effective as of January 1, 2007, while performing “qualified military service” (as defined in Section 11.8), his entire Account, valued as of the Valuation Date coinciding with or next following the date on which the Death Beneficiary’s application for distribution is received by the Administrative Committee, shall be paid to the Member’s Death Beneficiary in a lump sum in cash within 60 days after such Valuation Date. Notwithstanding the foregoing, if the Member’s Death beneficiary is his Spouse, such distribution shall be made no later than the date on which the Member would have attained age 70 1⁄2, or if the Member’s Death Beneficiary is not his Spouse, such distribution shall be made within the one year period commencing on the date of the Member’s death.

6.3 Distributions on Employment Severance.

(1) Upon a Member’s Employment Severance, the Member shall be eligible to elect the distribution of his entire Vested Interest, valued as of the Valuation Date specified in Subsection (3) of this Section, and it shall be paid to him pursuant to one of the following methods as the Member shall elect:

(a) such amount shall be paid to him in a lump sum in cash, or

(b) such amount shall be paid to him in cash in not more than 10 annual installments, as elected by the Member, with each annual installment being based on the value of the Member’s Vested Interest in his Account on the Valuation Date immediately preceding the date such installment is to be paid and being a fraction of such value, in which the numerator is one and the denominator is the total number of remaining annual installments to be made.

(2) An election by a Member pursuant to Subsection (1) of this Section may be made by the Member in writing on an application prescribed by the Administrative Committee pursuant to Section 6.1, signed by the Member and filed with the Administrative Committee and may be changed or revoked at any time before the date on which the Member’s Account is to be paid or commence to be paid pursuant to Subsection (3) of this Section. Notwithstanding the previous sentence, a Member who begins to receive a distribution of his entire Vested Interest in annual installments pursuant to Subsection (1)(b) of this Section may elect at any time prior to his receipt of his entire Vested Interest to receive the remainder of his Vested Interest in a lump sum in cash. Such an election shall be made by the Member in writing on an application prescribed by the Administrative Committee pursuant to Section 6.1, signed by the Member and filed with the Administrative Committee.

(3) Distributions to a Member pursuant to this Section shall be based on the value of the Member’s Vested Interest in his Account on the Valuation Date coinciding with or next following the later of (a) the date on which he files his application with the Administrative Committee pursuant to Section 6.1 or (b) his Employment Severance Date, and shall be paid or commence to be paid to the Member within 60 days after such Valuation Date.

(4) Notwithstanding any other provision of the Plan, if the value of a Member’s Vested Interest on the Valuation Date coinciding with or next following his Employment Severance Date does not exceed $1,000, such Vested Interest shall be paid to him in a lump sum in cash (or, if the value of the Member’s Vested Interest on such Valuation Date is zero, shall be deemed to have been paid to him in a lump sum) within 60 days after such Valuation Date.

(5) In the case of a Member who incurs an Employment Severance, if any portion of the Member’s Account is not nonforfeitable under Section 1.1(62), that portion shall be forfeited as of the earlier of (a) the Valuation Date specified in Subsection (3) (if payment is made in the form of a lump sum) or Subsection (4) of this Section, as applicable and (b) the Valuation Date coinciding with or next following the date on which he incurs five consecutive 1-Year Breaks in Service. Amounts, if any, forfeited pursuant to this Subsection shall be used to reduce subsequent Employer Contributions. In the event of the termination of the Plan, any forfeiture not so applied at the time of such termination shall be returned to the Employers.

(6) If the Vested Interest of a Member who incurs an Employment Severance is paid (or deemed to be paid) to him in a lump sum, such Member’s Years of Vesting Service to which such lump sum payment relates shall thereafter be disregarded for the purpose of determining his Vested Interest in the amount attributable to Employer Contributions included in such payment. Notwithstanding the provisions of the immediately preceding sentence, however, if (a) such Member’s Vested Interest is less than 100% of his Account, (b) he is rehired as an Employee before he incurs five consecutive 1-Year Breaks in Service and (c) he repays to the Trust Fund, not later than the earlier of (i) the end of the five-year period beginning with his date of rehire or (ii) the close of the first period of five consecutive 1-Year Breaks in Service incurred by him after such payment of his Vested Interest, an amount equal to such payment (including the amount attributable to his Member contributions included in such payment), (A) his said Years of Vesting Service to which such payment related shall be reinstated for all purposes of the Plan and (B) the amount of his Account shall be restored, as of the date of such repayment, to an amount equal to the sum of the amount paid to him and the amount forfeited under the preceding Subsections of this Section. For purposes of the preceding sentence, a Member whose Vested Interest was deemed to have been distributed to him at the time of his Employment Severance shall be deemed to have repaid such distribution upon his rehire as an Employee.

6.4 Distributions on Death after Employment Severance. If a Member dies after his Employment Severance and before his entire Vested Interest has been paid to him, the undistributed portion of his Vested Interest valued as of the Valuation Date described in Section 6.2, shall continue to be paid to his Death Beneficiary in the same manner as it was being paid to the Member, or if the Death Beneficiary so elects, shall be paid in a lump sum in cash within 60 days after the Valuation Date coinciding with or next following the date on which the Death Beneficiary makes such election. That portion of such Member’s Account that is not nonforfeitable under Section 1.1(62) shall be forfeited as of the date of his death and such forfeited amount shall be applied as provided in Section 6.3(5).

6.5 Distributions Pursuant to a QDRO. If a qualified domestic relations order (as defined in section 414(p) of the Code) so provides, the portion of a Member’s Account payable to the alternate payee(s) may be distributed to the alternate payee(s) at the time specified in such order, regardless of whether the Member is entitled to a distribution from the Plan at such time. The portion of the Account so payable shall be valued as of the Valuation Date coincident with or next following the date specified in such order.

6.6 Latest Time of Distribution.

(1) The distribution of a Member’s Vested Interest shall occur, or if such distribution is to take place over a period of time, such distribution shall begin, as provided in the preceding Sections of this Article, but (subject to the application requirements of Section 6.1) in no event later than 60 days after the close of the Plan Year in which the latest of the following events occur: (a) the date on which the Member attains age 60, (b) the 10th anniversary of the year in which the Member commenced membership in the Plan, or (c) the Member’s termination of employment with the Controlled Group.

(2) Distributions Pursuant to Section 401(a)(9) of the Code.

(a) Definitions. For the purposes of this Section 6.6(2), the following terms, when used with initial capital letters, shall have the following respective meanings:

(i) Designated Beneficiary: The person who is designated as the Beneficiary as defined in Section 1.1(6) of the Plan and is the designated beneficiary under section 401(a)(9) of the Code and section 1.401(a)(9)-4, Q&A-1, of the Treasury Regulations.

(ii) Distribution Calendar Year: A calendar year for which a minimum distribution is required. For distributions beginning before the Member’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year that contains the Member’s Required Beginning Date. For distributions beginning after the Member’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 6.6(2)(c). The required minimum distribution for the Member’s first Distribution Calendar Year will be made on or before the Member’s Required Beginning Date. The required minimum distribution for other Distribution

Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Member’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

(iii) Life Expectancy: Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury Regulations.

(iv) Member’s Account Balance: The Account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (the “Valuation Calendar Year”) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the Valuation Calendar Year after the Valuation Date and decreased by distributions made in the Valuation Calendar Year after the Valuation Date. The Account balance for the Valuation Calendar Year includes any amounts rolled over or transferred to the Plan either in the Valuation Calendar Year or in the Distribution Calendar Year if distributed or transferred in the Valuation Calendar Year.

(v) Required Beginning Date: The applicable date specified in Section 6.6(2)(c) below.

(b) General Rules. Notwithstanding any provision of the Plan to the contrary, all distributions under the Plan shall be made in accordance with this Section and the Treasury Regulations issued under section 401(a)(9) of the Code, provided that this Section and such Regulations shall override the other distribution provisions of the Plan only to the extent required by the provisions of section 401(a)(9) of the Code and such Regulations.

(c) Time of Distribution.

(i) The Member’s entire Vested Interest will be distributed, or begin to be distributed, to the Member no later than the Member’s Required Beginning Date. Except as described in (ii) below, the Required Beginning Date of a Member who is a 5% owner (as defined in section 416 of the Code) shall be the April 1 of the calendar year following the calendar year he attains age 70 1⁄2 and the Required Beginning Date of any other Member shall be the April 1 of the calendar year following the later of (A) the calendar year he terminates employment or (B) the calendar year he attains age 70 1⁄2.

(ii) If the Member dies before distributions begin, the Member’s entire Vested Interest will be distributed, or begin to be distributed, no later than as follows:

(A) If the Member’s surviving Spouse is the Member’s sole Designated Beneficiary, then, unless the election described in (iv) below is made, distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Member died, or by December 31 of the calendar year in which the Member would have attained age 70 1⁄2, if later.

(B) If the Member’s surviving Spouse is not the Member’s sole Designated Beneficiary, then, unless the election described in (iv) below is made, distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Member died.

(C) If there is no Designated Beneficiary as of September 30 of the year following the year of the Member’s death, the Member’s entire Vested Interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Member’s death.

(D) If the Member’s surviving Spouse is the Member’s sole Designated Beneficiary and the surviving Spouse dies after the Member but before distributions to the surviving Spouse begin, this Section 6.6(2)(c)(ii), other than subparagraph (A), will apply as if the surviving Spouse were the Member.

(iii) For purposes of this Section 6.6(2), unless subparagraph (D) of Section 6.6(2)(c)(ii) applies, distributions are considered to begin on the Member’s Required Beginning Date. If subparagraph (D) of Section 6.6(2)(c)(ii) applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under subparagraph (A) of Section 6.6(2)(c)(ii).

(iv) Notwithstanding the foregoing, if a Member dies before distributions begin and there is a Designated Beneficiary, distribution to the Designated Beneficiary is not required to begin by the Required Beginning Date specified above if the Member or the Beneficiary elects, on an individual basis, that the Member’s entire Vested Interest will be distributed to the Designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Member’s death; provided, however, that if the Member’s surviving Spouse is the Member’s sole Designated Beneficiary and the surviving Spouse dies after the Member but before distributions to either the Member of the surviving Spouse begin, this election will apply as if the surviving Spouse were the Member. The election provided in this Section 6.6(2)(c)(iv) must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin, or by September 30 of the calendar year that contains the fifth anniversary of the Member’s (or, if applicable, surviving Spouse’s) death.

(d) Required Minimum Distributions During Member’s Lifetime.

(i) During the Member’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(A) the quotient obtained by dividing the Member’s Account balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury Regulations, using the Member’s age as of the Member’s birthday in the Distribution Calendar Year; or

(B) if the Member’s sole Designated Beneficiary for the Distribution Calendar Year is the Member’s Spouse, the quotient obtained by dividing the Member’s Account balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury Regulations, using the Member’s and Spouse’s attained ages as of the Member’s and Spouse’s birthdays in the Distribution Calendar Year.

(ii) Required minimum distributions will be determined under this Section 6.6(2)(d) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Member’s date of death.

(e) Required Minimum Distributions After Member’s Death.

(i) Death on or after date distributions begin:

(A) If the Member dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Member’s death is the quotient obtained by dividing the Member’s Account balance by the longer of the remaining Life Expectancy of the Member or the remaining Life Expectancy of the Member’s Designated Beneficiary, determined as follows:

(I) The Member’s remaining Life Expectancy is calculated using the age of the Member in the year of death, reduced by one for each subsequent year.

(II) If the Member’s surviving Spouse is the Member’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving Spouse is calculated for each Distribution Calendar Year after the year of the Member’s death using the surviving Spouse’s age as of the Spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving Spouse’s death, the remaining Life Expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.

(III) If the Member’s surviving Spouse is not the Member’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Member’s death, reduced by one for each subsequent year.

(B) If the Member dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Member’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the

Member’s death is the quotient obtained by dividing the Member’s Account balance by the Member’s remaining Life Expectancy calculated using the age of the Member in the year of death, reduced by one for each subsequent year.

(ii) Death before date distributions begin:

(A) If the Member dies before the date distributions begin and there is a Designated Beneficiary, then, unless the election described in Section 6.6(2)(c)(iv) above is made, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Member’s death is the quotient obtained by dividing the Member’s Account balance by the remaining Life Expectancy of the Member’s Designated Beneficiary, determined as provided in Section 6.6(2)(e)(i).

(B) If the Member dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Member’s death, distribution of the Member’s entire Vested Interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Member’s death.

(C) If the Member dies before the date distributions begin, the Member’s surviving Spouse is the Member’s sole Designated Beneficiary, and the surviving Spouse dies before distributions are required to begin to the surviving Spouse under Section 6.6(2)(c)(ii), this Section 6.6(2)(e)(ii) will apply as if the surviving Spouse were the Member.

(f) 2009 Required Minimum Distributions. Notwithstanding the preceding provisions of this Section 6.6(2), a Member or Designated Beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of section 401(a)(9)(H) of the Code (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are (a) equal to the 2009 RMDs or (b) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Member, the joint lives (or joint life expectancy) of the Member and the Member’s Designated Beneficiary, or for a period of at least 10 years, will not receive those distributions for 2009 unless the Member or Designated Beneficiary chooses to receive such distributions. Members and Designated Beneficiaries described in the preceding sentence will be given the opportunity to elect to receive the distributions described in the preceding sentence. The opportunity to make a direct rollover pursuant to Section 6.9 of the Plan will be offered only for distributions that would be eligible rollover distributions without regard to section 401(a)(9)(H) of the Code.

6.7 Withdrawals on Account of Hardship.

(1) Upon not less than 30 days prior written notice filed with the Administrative Committee, effective as of any Valuation Date, a Member who is an Employee and who has obtained all distributions and withdrawals (including distributions of ESOP dividends under section 404(k) of the Code but not Hardship distributions) and all nontaxable loans then available under all plans maintained by the Controlled Group (including, without limitation, any qualified and non-qualified deferred compensation plan and any cash or deferred arrangement that is part of a cafeteria plan (other than mandatory employee contributions under a welfare plan or pension plan)), may request, on a form provided by and filed with the Committee, a withdrawal on account of Hardship of all or a part of his Vested Interest in the following Sub-Accounts: Rollover Contributions Sub-Account, Before-Tax Contributions Sub-Account (excluding any earnings allocated thereto), Qualified Nonelective Contributions Sub-Account, Matching Employer Contributions Sub-Account, Profit Sharing Contributions Sub-Account and ESOP Contributions Sub-Account. The Member’s Spouse, if any, must consent to such Member’s withdrawal on account of Hardship. Such consent shall be in the form and manner provided in Section 1.1(16). Upon making a determination that the Member is entitled to a withdrawal on account of Hardship, the Committee shall direct the Trustee to distribute to such Member the amount requested and charge the amount of the withdrawal to the Member’s Sub-Accounts in the order set forth in the preceding sentence, provided, however, that the amount of the withdrawal shall not be in excess of the amount necessary to alleviate such Hardship. If a withdrawal on account of Hardship is made by a Member pursuant to this Subsection, notwithstanding any other provision of the Plan (or any other plan maintained by the Controlled Group) to the contrary, the Member’s Before-Tax Contributions to the Plan (or any comparable contributions to any other plan maintained by the Controlled Group, including, without limitation, any non-qualified deferred compensation plan, any cash or deferred arrangement that is part of a cafeteria plan (other than mandatory employee contributions under a welfare plan or pension plan) and any stock option, stock purchase or similar plan) shall be suspended for a period of 6 months following receipt of the Hardship withdrawal. A Member who has made a withdrawal pursuant to this Section and who desires to resume having Before-Tax Contributions made for him may do so, as of any Valuation Date after the expiration of the suspension period specified in this Section, if he is then an Eligible Employee and he again enrolls as a contributing Member pursuant to Sections 2.2 and 3.1.

(2) Withdrawals from a Member’s Sub-Accounts made pursuant to this Section shall be allocated among the Investment Funds in the same proportion as the value (determined as of the Valuation Date that is the effective date of such withdrawal) of such Member’s Sub-Accounts invested in each such Investment Fund bears to the total value (determined as of such Valuation Date) of such Sub-Accounts.

6.8 Effect of Five Consecutive 1-Year Breaks in Service on Vesting Service. If a Member’s Employment Severance occurs and he is subsequently rehired as an Employee after incurring five consecutive 1-Year Breaks in Service, Years of Vesting Service after such five-year period shall not be taken into account for the purpose of determining his Vested Interest in the amount attributable to Employer Contributions allocated to his Account before such five-year period.

6.9 Transfers of Eligible Rollover Distributions.

(1) If a Member, Spouse or a Beneficiary who is a designated beneficiary within the meaning of section 401(a)(9) of the Code (each of which are hereinafter referred to as the “distributee”) is eligible to receive a distribution from the Plan that constitutes an Eligible Rollover Distribution and the distributee elects to have all or a portion of such distribution paid directly to an “eligible retirement plan” (as defined in Subsection (3) of this Section) and specifies the eligible retirement plan to which the distribution is to be paid, such distribution (or portion thereof) shall be made in the form of a direct rollover to the eligible retirement plan so specified. A distributee may not elect a direct rollover of a portion of an Eligible Rollover Distribution unless the amount to be rolled over is at least $500. A direct rollover is a payment made by the Plan to the eligible retirement plan so specified for the benefit of the distributee.

Notwithstanding the preceding provisions of this Section, a direct rollover of an Eligible Rollover Distribution shall not be made if a distributee’s Eligible Rollover Distributions for a Plan Year are reasonably expected to total less than $200.

(2) The Company shall prescribe reasonable procedures for elections to be made pursuant to this Section. Within a reasonable period of time (as prescribed by Treasury regulations or rulings) before the payment of an Eligible Rollover Distribution, the Company shall provide a written notice to the distributee describing his or her rights under this Section and such other information required to be provided under section 402(f) of the Code. Unless otherwise specifically provided herein, for purposes of this Section, the term “Spouse” shall include a former spouse who is an alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code.

(3) For purposes of this Section, the term “eligible retirement plan” means an individual retirement account or annuity described in section 408 of the Code, a defined contribution plan that meets the requirements of section 401(a) of the Code and accepts rollovers, an annuity plan described in section 403(a) of the Code, an annuity contract described in section 403(b) of the Code, an eligible plan described in section 457(b) of the Code that is maintained by a state, political subdivision of a state, or an agency or instrumentality of a state or a political subdivision of a state and that agrees to separately account for amounts transferred into such plan from this Plan, effective January 1, 2008 a Roth IRA described in section 408A(b) of the Code, or any other type of plan that is included within the definition of “eligible retirement plan” under section 401(a)(31)(E) of the Code. The preceding definition of “eligible retirement plan” shall apply in the case of a distribution to a Spouse after a Member’s death, or to a Spouse or former spouse who is an alternate payee. However, in the case of a distributee other than the Member, Spouse or former Spouse who is an alternate payee, the term ‘eligible retirement plan’ shall mean only an individual retirement account or annuity described in section 408 of the Code.

6.10 Distribution of Holdings Stock.

(1) Notwithstanding the preceding provisions of this Article, a Member or Beneficiary who is eligible to receive a distribution pursuant to this Article VI (other than pursuant to Section 6.7) may elect to receive that portion of his distribution that is attributable to his interest in the Holdings Stock Fund in the form of whole shares of Holdings Stock with any fractional shares of Holdings Stock in cash.

(2) In accordance with sections 409(h)(4), (5) and (6) of the Code, if the Holdings Stock is or becomes not readily tradable on an established market, then any Member who is otherwise entitled to a total distribution from the Plan shall have the right (hereinafter referred to as the “Put Option”) to require that his Holdings Stock be repurchased by the Company. The Trustee may elect to repurchase such Holdings Stock, in lieu of the Company. The Put Option shall only be exercisable during the sixty-day (60) period immediately following the date of distribution, and if the Put Option is not exercised within such sixty-day (60) period, it can be exercised for an additional sixty (60) days in the following Plan Year.

The amount paid for Holdings Stock pursuant to the exercise of a Put Option as part of a lump sum distribution shall be paid in substantially equal periodic payments (not less frequently than annually) over a period beginning not later than thirty (30) days after the request for total distribution and not exceeding five (5) years. There shall be adequate security provided and reasonable interest paid on an unpaid balance due under this paragraph.

If the Company is required to repurchase Holdings Stock as part of an installment distribution, the amount to be paid for Holdings Stock will be paid not later than thirty (30) days after the exercise of the Put Option.

6.11 Transfers of Assets from this Plan to Other Plans. The Trustee shall, at the direction of the Company, transfer amounts held under this Plan to a trust held under another plan that meets the requirements of sections 401(a) and 501(a) of the Code; provided that such transfer satisfies the requirements of sections 414(l) and 411(d)(6) of the Code and Treasury regulations issued thereunder.

ARTICLE VII - ADMINISTRATION OF THE TRUST FUND

7.1 The Trust Fund. The Trust Fund shall be held by the Trustee for the exclusive benefit of the Members and their Beneficiaries and shall be invested by the Trustee upon such terms and in such property as is provided in the Plan and in the Trust Agreement. The Trustee shall, from time to time, make payments, distributions and deliveries from the Trust Fund as provided in the Plan. The Trustee in its relation to the Plan shall be entitled to all of the rights, privileges, immunities and benefits conferred upon it and shall be subject to all of the duties imposed upon it under the Plan and Trust Agreement. The Trust Agreement is hereby incorporated in the Plan by reference, and each Employer, by adopting the Plan, affirms the authority of the Company to execute the Trust Agreement (including any amendment or supplement thereto) in its behalf with respect to the Plan.

7.2 No Guarantee Against Loss. Neither the Trustee, the Administrative Committee, the Investment Committee nor any Employer in any manner guarantees the Trust Fund or any part thereof against loss or depreciation. All persons having any interest in the Trust Fund shall look solely to the Trust Fund for payment with respect to such interest.

7.3 Payment of Benefits. All payments of benefits provided for by the Plan shall be made solely out of the Trust Fund in accordance with instructions given to the Trustee by the Administrative Committee pursuant to the terms of the Plan, and neither any Employer, the Administrative Committee, the Investment Committee nor the Trustee shall be otherwise liable for any benefits payable under the Plan.

7.4 No Diversion of Trust Fund. Except as specifically provided in other Sections of the Plan, it shall be and is hereby made impossible, at any time prior to the satisfaction of all liabilities with respect to Employees and their Beneficiaries under the Plan, for any part of the corpus or income of the Trust Fund to be (within the taxable year or thereafter) used for, or diverted to, purposes other than the exclusive benefit of Employees or their Beneficiaries.

ARTICLE VIII - COMMITTEES

8.1 Composition of Committees. The Administrative Committee and the Investment Committee shall each consist of three or more members who may be, but are not required to be, Members, Employees or directors of an Employer. The members of the Administrative Committee and the Investment Committee and their successors shall be appointed by the Board to serve for such terms as the Board may fix. Any member of the Administrative or Investment Committee may be removed at any time by the Board, which may also increase, or decrease to not less than three, the number of Committee members. Any member of the Administrative or Investment Committee may resign by delivering his written resignation to the Board. Upon the existence of any vacancy in the membership of the Administrative or Investment Committee, the Board shall appoint a successor, unless the number of Committee members is decreased as provided in this Section.

8.2 Certification of Members. The Company shall certify the number and names of the members of the Administrative Committee and the Investment Committee to the Trustee. The Trustee may rely upon such certification until it receives written notice from the Company as to a change in the membership of the Administrative or Investment Committee.

8.3 Formalities of Committee Action. The Administrative Committee and the Investment Committee may adopt, and amend from time to time, such rules for its government and the conduct of its business as it deems advisable, including a rule authorizing one or more of its members or its officers to execute instruments on its behalf evidencing its action and the Trustee and any other persons may rely on any instrument signed by such a person or persons so authorized as properly evidencing the action of the Committee. The Administrative or Investment Committee may from time to time, by resolution adopted by it, delegate to one or more of its members or officers, to a sub-committee or sub-committees or to an agent or agents of the Committee, such of the Committee’s functions and duties as the Committee deems advisable. The Administrative or Investment Committee shall each elect its Chairman from its membership, and may elect other officers who need not be Committee members. Except as may otherwise be provided by rules or procedures adopted by the Committee, the Administrative and Investment Committees may each act by majority action either at a meeting or in writing without a meeting and any action that purports to be an action of the Committee and that is evidenced by the signatures of a majority of the members of the Committee shall be deemed to be the action of the Committee.

8.4 Adoption of Rules. The Administrative Committee may from time to time adopt rules for the administration of the Plan. Such rules may be amended by the Administrative Committee from time to time, but such rules, as the same may be amended, (a) insofar as they apply to the rights of Members, shall be uniform in their application to all Members who are similarly situated and (b) shall not be inconsistent with the terms of the Plan or Trust Agreement.

8.5 Function and Duties of Administrative Committee.

(1) The Administrative Committee shall have such functions and duties and only such functions and duties as are specifically conferred upon it by the Plan or the Trust Agreement or as may be delegated to it pursuant to Section 10.3. A member of the Administrative Committee shall not be disqualified from acting because of any interest, benefit or advantage, inasmuch as Committee members may be directors of an Employer, Employees or Members, but no Committee member shall vote or act in connection with the Committee’s action relating solely to himself. Except as may be required by law, no bond or other security need be required of any member of the Administrative Committee in such capacity in any jurisdiction.

(2) The Administrative Committee shall have sole and absolute discretion to interpret the provisions of the Plan (including, without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities in, the language of the Plan), to make factual findings with respect to any issue arising under the Plan, to determine the rights and status under the Plan of Members or other persons, to decide disputes arising under the Plan and to make any determinations and findings (including factual findings) with respect to the benefits payable thereunder and the persons entitled thereto as may be required for the purposes of the Plan. In furtherance of, but without limiting, the foregoing, the Administrative Committee is hereby granted the following specific authorities, which it shall discharge in its sole and absolute discretion in accordance with the terms of the Plan (as interpreted, to the extent necessary, by the Administrative Committee):

(a) To resolve all questions (including factual questions) arising under the provisions of the Plan as to any individual’s entitlement to become a Member;

(b) To determine the amount of benefits, if any, payable with respect to any person under the Plan (including, to the extent necessary, making any factual findings with respect thereto);

(c) To determine the amount of an Employee’s Compensation; and

(d) To conduct the review procedure specified in Section 9.3.

All decisions of the Administrative Committee as to the facts of any case, as to the interpretation of any provision of the Plan or its application to any case, and as to any other interpretation, matter or other determination or question under the Plan shall be final and binding on all parties affected thereby subject to the provisions of Sections 8.7 and 9.3. The Administrative Committee shall instruct the Trustee as to the benefits to be paid under the Plan and shall furnish the Trustee with any information reasonably required by it for the purpose of the payment of such benefits.

(3) The Administrative Committee may employ such clerical, legal, accounting or other assistance as it deems necessary or advisable for the proper performance of its functions and duties under the Plan.

8.6 Reliance on Records. The Administrative Committee may rely upon the records of a Controlled Group Member or upon any certificate, statement or other representation made to it by an Employee, a Member, a Beneficiary, a Controlled Group Member, an auditor or the Trustee concerning any fact required to be determined under any of the provisions of the Plan and shall not be required to make inquiry into the propriety of any action by an Employer, an auditor or the Trustee.

8.7 Revocability of Administrative Committee Action. Any action taken by the Administrative Committee with respect to the rights or benefits of any person under the Plan shall be revocable by the Administrative Committee as to payments or distributions not theretofore made, pursuant to such action, from the Trust Fund; and appropriate adjustments may be made in future payments or distributions to a Member or his Beneficiary to offset any excess payment or underpayment theretofore made to such Member or his Beneficiary from the Trust Fund.

8.8 Responsibilities of Investment Committee.

(1) The Investment Committee shall have such responsibilities and authority and only such responsibilities and authority as are specifically conferred upon it by the Plan or Trust Agreement or as may be delegated to it pursuant to Section 10.3. Except as may be required by law, no bond or other security need be required of any member of the Investment Committee in such capacity in any jurisdiction.

(2) The Investment Committee shall have the responsibilities and authority set forth in the Plan and the Trust Agreement, including, but not limited to, the responsibility and authority to:

(a) monitor the performance of the Trustee,

(b) select the Investment Funds to be made available pursuant to Section 5.1,

(c) pursuant to Section 5.5, to select the Investment Fund or Funds that will apply in the absence of a Member’s direction,

(d) designate the person or persons (including the Investment Committee or the Trustee) who will have discretionary investment authority regarding the assets of the Investment Funds, and

(e) to perform the duties specified in Article XIV with respect to Holdings Stock.

8.9 Compensation and Expenses. The members of the Administrative and Investment Committees shall serve without compensation for their services as Committee members unless the Company shall provide for compensation for such services. The reasonable expenses of the Administrative and Investment Committees shall be paid as provided in Section 12.2.

8.10 Uniform Administration. All action taken by the Administrative Committee under the Plan shall treat all persons similarly situated in a uniform and consistent manner.

ARTICLE IX - CLAIMS PROCEDURES

9.1 Method of Filing Claim. Any Member or Beneficiary who believes that he is entitled to receive a benefit under the Plan that he has not received may file with the Administrative Committee a written claim specifying the basis for his claim and the facts upon which he relies in making such claim. Such a claim must be signed by the claimant or his authorized representative and shall be deemed filed when delivered to any member of the Administrative Committee.

9.2 Notification to Claimant. Unless such claim is allowed in full by the Administrative Committee, the Committee shall (within 90 days after such claim was filed, plus an additional period of 90 days if the Administrative Committee determines that special circumstances require an extension of time for processing the claim and if written notice of the additional 90 day extension of time indicating the specific circumstances requiring the extension and the date by which a decision shall be rendered is given within the first 90 day period) cause written notice to be mailed to the claimant of the total or partial denial of such claim. Such notice shall be written in a manner calculated to be understood by the claimant and shall state (1) the specific reason(s) for the denial of the claim, (2) specific reference(s) to pertinent provisions of the Plan and/or Trust Agreement on which the denial of the claim was based, (3) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and (4) a description of the Plan’s review procedure specified in Section 9.3 including the time limits applicable to such procedure and a statement of the claimant’s right to bring a civil action under section 502(a) of ERISA following an adverse benefit determination on review.

9.3 Review Procedure. Within six months after the denial of his claim, the claimant or his duly authorized representative may appeal such denial by filing with the Administrative Committee his written request for a review of his said claim. If the claimant does not file such request with the Administrative Committee within such six month period, the claimant shall be conclusively presumed to have accepted as final and binding the initial decision of the Administrative Committee on his claim. If such an appeal is so filed within such six months, a Named Fiduciary designated by the Company shall conduct a full and fair review of such claim.

During such full and fair review, the claimant shall be provided with the opportunity to submit written comments, documents, records, and other information relating to the claim for benefits, and reasonable access to and copies of, upon request and free of charge, all documents, records, and other information relevant to the claimant’s claim for benefits. In addition, such full and fair review shall take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial decision. The Administrative Committee shall mail or deliver to the claimant written notice of the Named Fiduciary’s decision within a reasonable period of time, but not later than 60 days after the receipt of the request for review unless special circumstances require an extension of time for processing. If the Administrative Committee determines that an extension of time for processing is required, written notice of the extension shall be furnished to the claimant setting forth the special circumstances requiring an extension of time and the date by which the Named Fiduciary expects to render a decision, and shall be furnished prior to the termination of the initial 60 day period. In no event shall such extension exceed a period of 60 days from the end of the initial period. In the case of an adverse decision on review, the notice of decision (a) shall be written in a manner calculated to be understood by the claimant, (b) shall state the specific reason(s) for the decision, (c) shall make specific reference(s) to pertinent provisions of the Plan and/or Trust Agreement on which the decision is based, (d) shall contain a statement that the claimant is entitled to receive, upon request, and free of change, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits and (e) shall contain a statement describing any voluntary appeal procedures offered by the Plan including the claimant’s right to bring an action under section 502(a) of ERISA. To the extent permitted by applicable law, the decision on review shall be final and binding on all interested persons. The Named Fiduciary appointed to conduct the review procedure set forth in this Section shall have the same powers to interpret the Plan and make factual findings with respect thereto as are granted to the Administrative Committee under Section 8.5.

ARTICLE X - ADMINISTRATION OF THE PLAN

AND FIDUCIARY RESPONSIBILITIES

10.1 Responsibility for Administration. Except to the extent that particular responsibilities are assigned or delegated to other Fiduciaries pursuant to the Trust Agreement, other Articles of the Plan or Section 10.3, the Company (as the Administrator) shall be responsible for the administration of the Plan. Each other Fiduciary shall have only such powers, duties, responsibilities and authorities as are specifically conferred upon him or it pursuant to provisions of the Plan or Trust Agreement.

10.2 Named Fiduciaries. For the purposes of the Plan, the Named Fiduciaries shall be the Company, the Administrative Committee, the Investment Committee and the Trustee. The Company may designate any other person or persons as a Named Fiduciary or Named Fiduciaries to perform functions specified in such instrument (or in a delegation pursuant to Section 10.3) that relate to the administration of the Plan, provided such designee accepts such designation. Such a designation may be terminated at any time by notice from the Company to the designee or by notice from the designee to the Company.

10.3 Delegation of Fiduciary Responsibilities.

(1) The Company, the Administrative Committee and the Investment Committee may each delegate to any person or persons any one or more powers, functions, duties and/or responsibilities with respect to the Plan or the Trust Fund.

(2) Any delegation pursuant to Subsection (1) of this Section, (a) shall be signed on behalf of the delegator, be delivered to and accepted in writing by the delegatee, (b) shall contain such provisions and conditions relating to such delegation as the delegator deems appropriate, (c) shall specify the powers, functions, duties and/or responsibilities therein delegated, (d) may be amended from time to time by written agreement signed on behalf of the delegator and by the delegatee and (e) may be revoked (in whole or in part) at any time by written notice from one party to the other. A fully executed copy of any instrument relating to any delegation (or revocation of any delegation) under the Plan shall be filed with each of the Named Fiduciaries.

10.4 Immunities. Except as otherwise provided in Section 10.5 or by applicable law, (a) no Fiduciary shall have the duty to discharge any duty, function or responsibility that is specifically assigned exclusively to another Fiduciary or Fiduciaries by the terms of the Plan or Trust Agreement or is delegated exclusively to another Fiduciary or Fiduciaries pursuant to procedures for such delegation provided for in the Plan or Trust Agreement; (b) no Fiduciary shall be liable for any action taken or not taken with respect to the Plan or Trust Fund except for his own negligence or willful misconduct; (c) no Fiduciary shall be personally liable upon any contract or other instrument made or executed by him or on his behalf in the administration of the Plan or Trust Fund; (d) no Fiduciary shall be liable for the neglect, omission or wrongdoing of another Fiduciary; and (e) any Fiduciary may rely and shall be fully protected in acting upon the advice of counsel, who may be counsel for any Controlled Group Member, upon the records of a Controlled Group Member, upon the opinion, certificate, valuation, report, recommendation or determination of the Auditor of a Controlled Group Member, or upon any certificate, statement or other representation made by an Employee, a Member, a Beneficiary or the Trustee concerning any fact required to be determined under any of the provisions of the Plan.

10.5 Limitation on Exculpatory Provisions. Notwithstanding any other provision of the Plan or Trust Agreement, no provision of the Plan or Trust Agreement shall be construed to relieve (or have the effect of relieving) any Fiduciary from any responsibility or liability for any obligation, responsibility or duty imposed on such Fiduciary by Part 4 of Title 1 of ERISA.

ARTICLE XI - MISCELLANEOUS

11.1 Spendthrift Provisions. No right or interest of any kind of a Member or Beneficiary in the Trust Fund shall be anticipated, assigned (either in law or equity), alienated or be subject to encumbrance, garnishment, attachment, execution or levy of any kind, voluntary or involuntary, or any other legal or equitable process, except in accordance with a qualified domestic relations order as defined in section 414(p) of the Code. The Administrative Committee shall establish procedures to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders in accordance with section 414(p) of the Code. Notwithstanding any provision of the Plan to the contrary, the Plan shall honor a judgment, order, decree or settlement providing for the offset of all or a part of a Member’s benefit under the Plan, to the extent permitted under section 401(a)(13)(C) of the Code; provided that the requirements of section 401(a)(13)(C)(ii) of the Code relating to the protection of the Member’s Spouse (if any) are satisfied.

11.2 Facility of Payment. In the event the Committee finds that any Member or Beneficiary to whom a benefit is payable under the Plan is (at the time such benefit is payable) unable to care for his affairs because of physical, mental or legal incompetence, the Committee, in its sole discretion, may cause any payment due to him hereunder, for which prior claim has not been made by a duly qualified guardian or other legal representative, to be paid to the person or institution deemed by the Committee to be maintaining or responsible for the maintenance of such Member or Beneficiary; and any such payment shall be deemed a payment for the account of such Member or Beneficiary and shall constitute a complete discharge of any liability therefor under the Plan.

11.3 No Enlargement of Employment Rights. Nothing herein contained shall constitute or be construed as a contract of employment between any Employer and any Employee or Member and all Employees shall remain subject to discipline, discharge and layoff to the same extent as if the Plan had never gone into effect. An Employer by adopting the Plan, making contributions to the Trust Fund or taking any other action with respect to the Plan does not obligate itself to continue the employment of any Member or Employee for any period or, except as expressly provided in the Plan, to make any payments into the Trust Fund.

11.4 Merger or Transfer of Assets. There shall not be any merger or consolidation of the Plan with, or the transfer of assets or liabilities of the Plan to, any other plan, unless each Member of the Plan would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation or transfer that is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

11.5 Action by Company. Wherever the Company is authorized to act under the Plan (including but not limited to any delegation of its fiduciary powers and responsibilities under the Plan), such action shall be taken, unless otherwise provided in the Plan, by written instrument executed by an officer of the Company. The Trustee may rely on any instrument so executed as being validly authorized and as properly evidencing the action of the Company.

11.6 Severability Provision. If any provision of the Plan or Trust Agreement or the application thereof to any circumstance or person is invalid, the remainder of the Plan or Trust Agreement and the application of such provision to other circumstances or persons shall not be affected thereby.

11.7 Correction of Errors. Notwithstanding anything herein to the contrary, the Plan Administrator or the Administrative Committee may take such actions or permit such actions to be taken as are necessary and reasonably calculated to correct an administrative error made by an Employer, the Plan Administrator, the Committee, the Trustee or any other Fiduciary or administrator.

11.8 Military Service. Notwithstanding any provisions of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with section 414(u) of the Code. “Qualified military service” means any service in the uniformed services (as defined in chapter 43 of title 38 of the United States Code) by any individual if such individual is entitled to reemployment rights under such chapter with respect to such service.

11.9 Recovery of Overpayments. In the event of an erroneous payment or payment amount in excess of the Plan’s obligation, the Plan may reduce future benefits by the amount of the error or may recover the excess directly from the person to or for whom the payment was made. This right of recovery does not limit the Plan’s right to recover an erroneous payment in any other manner.

11.10 Limitations on Investments and Transactions/Conversions.

(1) The Plan Administrator, in its sole and absolute discretion, may temporarily suspend, in whole or in part, certain Plan transactions, including, without limitation, the right to change or suspend contributions, and/or the right to receive a distribution, loan or withdrawal from an Account in the event of any conversion, change in recordkeeper and/or Plan merger or spinoff.

(2) The Plan Administrator, in its sole and absolute discretion, may suspend, in whole or in part, temporarily or permanently, Plan transactions dealing with investments, including without limitation, the right of a Member to change investment elections or reallocate Account balances in the event of any conversion, change in recordkeeper, change in Investment Funds and/or Plan merger or spinoff.

(3) In the event of a change in Investment Funds and/or a Plan merger or spinoff, the Investment Committee, in its sole and absolute discretion, may decide to map investments from a Member’s prior Investment Fund elections to the then available Investment Funds under the Plan. In the event that investments are mapped in this manner, the Member shall be permitted to reallocate funds among the Investment Funds (in accordance with the terms of the Plan and any relevant rules and procedures adopted for this purpose) after the suspension period described in Subsection (2) of this Section (if any) is lifted.

(4) Notwithstanding any provision of the Plan to the contrary, the Investment Funds shall be subject to, and governed by, all applicable legal rules and restrictions and the rules specified by the Investment Fund providers in the Fund prospectus(es) or other governing documents thereof (to the extent such rules and procedures are imposed and enforced by the Investment Fund provider against the Plan or a particular Member). Such rules, procedures and restrictions may limit the ability of a Member to make transfers into or out of a particular Investment Fund and/or may result in additional transaction fees or other costs relating to such transfers. In furtherance of, but without limiting the foregoing, the Trustee, recordkeeper, Plan Administrator, Investment Committee or Investment Fund provider (or their delegate, as applicable) may decline to implement any investment election or instruction where it deems appropriate.

11.11 Electronic Media. Notwithstanding any provision of the Plan to the contrary, including any provision which requires the use of a written instrument, to the extent permitted by applicable law, the Committee may establish procedures for the use of electronic media in communications and transactions between the Plan or the Committee and Members and Beneficiaries. Electronic media may include, but are not limited to, e-mail, the Internet, intranet systems and telephonic response systems.

ARTICLE XII - OTHER EMPLOYERS

12.1 Adoption by Other Employers. The Employers under the Plan are the Company and those Employers listed on Exhibit A to the Plan. Any other Controlled Group Member may, with the consent of the Company, adopt the Plan and thereby become an Employer hereunder by executing an instrument of adoption evidencing such adoption and filing a copy thereof with the Company and the Trustee, and such instrument of adoption shall (subject to such terms and conditions as the Company may require) become incorporated in the Plan by reference. Such adoption may be subject to such terms and conditions as the Company requires or approves. By their adoption of the Plan, Employers other than the Company shall be deemed to consent to actions taken by the Company in entering into the Trust Agreement and any other arrangements for the purpose of providing benefits under the Plan, and to authorize the Company to take any actions within the authority of the Company under the terms of the Plan.

12.2 Costs and Expenses. The costs and expenses incurred in connection with the administration of the Plan and Trust Fund shall be paid from the Trust Fund; provided, however, that the Company, in its absolute discretion, may elect at any time to pay part or all thereof directly, but any such election shall not bind the Company as to its right to elect with respect to the same or other expenses at any other time to have such expenses reimbursed or paid from the Trust Fund.

12.3 Withdrawal of Employer. Any Employer (other than the Company) that adopts the Plan may elect separately to withdraw from the Plan. Any such withdrawal shall be expressed in an instrument executed by the withdrawing Employer and filed with the Company and the Trustee. In the event of such a withdrawal of an Employer, or in the event the Plan is terminated as to an Employer (but not all the Employers) pursuant to Section 13.1, such Employer (herein called “former Employer”) shall cease to be an Employer, Employer Contributions of such former Employer and Before-Tax Contributions, and Rollover Contributions of or for Employees of such former Employer shall cease.

ARTICLE XIII - AMENDMENT OR TERMINATION

13.1 Right to Amend or Terminate. Subject to the limitations of Sections 4.8(1) and 7.4 of the Plan, the Company has reserved, and does hereby reserve, the right at any time, without the consent of any other Employer or of the Members, Beneficiaries or any other person, (a) to terminate the Plan, in whole or in part or as to any or all of the Employers or as to any designated group of Employees, Members and their Beneficiaries, or (b) to amend the Plan, in whole or in part. The Plan may be amended only by the Company.

13.2 Procedure for Termination or Amendment. Any termination or amendment of the Plan pursuant to Section 13.1 shall be expressed in an instrument executed by an officer of the Company and shall become effective as of the date designated in such instrument or, if no date is so designated, on the date of its execution.

13.3 Distribution Upon Termination. If the Plan shall be terminated by the Company pursuant to Section 13.1, Employer Contributions, Before-Tax Contributions, and Rollover Contributions to the Plan shall cease, but the Trust Fund shall be distributed as if the Plan had not been terminated.

13.4 Amendment Changing Vesting Schedule.

(1) If any Plan amendment changes any vesting schedule under the Plan, each Member having not less than three years of service shall be permitted to elect, during the election period described in Subsection (2) of this Section, to have his nonforfeitable percentage computed under the Plan without regard to such amendment.

(2) Such election period shall begin on the date the Plan amendment is adopted and shall end no earlier than the latest of the following dates: (a) the date that is 60 days after the day the Plan amendment is adopted, (b) the date that is 60 days after the day the Plan amendment becomes effective, or (c) the date that is 60 days after the day the Member is issued written notice of the Plan amendment by the Company.

(3) For purposes of Subsection (1) of this Section, a Member shall be considered to have completed three years of service if such Member has completed three years of service, whether or not consecutive, without regard to the exceptions of section 411(a)(4) of the Code, prior to the expiration of the election period described in Subsection (2) of this Section.

13.5 Nonforfeitable Amounts. Notwithstanding any other provision of the Plan, upon the termination or partial termination of the Plan or upon complete discontinuance of contributions under the Plan, the rights of all Employees to benefits accrued to the date of such termination or partial termination or discontinuance, to the extent then funded, or the amounts credited to the Employees’ Accounts, shall be nonforfeitable.

13.6 Prohibition on Decreasing Accrued Benefits. No amendment to the Plan (other than an amendment described in section 412(c)(8) of the Code) shall have the effect of decreasing the accrued benefit of any Member. For purposes of the preceding sentence, a Plan amendment that has the effect of (a) eliminating or reducing an early retirement benefit or a retirement-type subsidy (as defined in regulations of the Secretary of the Treasury) or (b) eliminating an optional form of benefit (except as permitted by any such regulations) with respect to benefits attributable to service before the amendment, shall be treated as decreasing accrued benefits, provided, however, that in the case of a retirement-type subsidy, this sentence shall apply only with respect to a Member who satisfies (either before or after the amendment) the preamendment conditions for the subsidy.

ARTICLE XIV - RULES REGARDING HOLDINGS STOCK

14.1 Voting Holdings Stock. Before each annual or special meeting of the shareholders of the Lincoln Electric Holdings, Inc., the Administrative Committee shall cause to be sent to each Member and Beneficiary who has voting shares of Holdings Stock allocated to his Account on the record date of such meeting a copy of the proxy solicitation material therefor, together with a form requesting confidential instructions on how to vote the voting shares of Holdings Stock allocated to his Account. Upon receipt of such instructions, the Trustee shall vote the voting shares allocated to such Member’s or Beneficiary’s Accounts as instructed. The Trustee shall not vote shares allocated to a Member’s or Beneficiary’s Account for which no instructions are received. The Trustee shall vote all voting shares of Holdings Stock that represent forfeited Account values that have not been reallocated at the time of any such proxy solicitation in the same proportion as it exercises voting rights as directed by Members and Beneficiaries. A Member’s right to instruct the Trustee with respect to voting shares of Holdings Stock will include the exercise of any appraisal rights, dissenters’ rights or similar rights granted by applicable law to the registered or beneficial holders of Holdings Stock.

14.2 Sale of Holdings Stock. Subject to the rights of Members in a tender offer as described in Section 14.3, the Investment Committee may direct the Trustee to sell shares of Holdings Stock to any person, including the Company, provided that any sale to the Company or other “disqualified person” within the meaning of section 4975 of the Code or “party in interest” within the meaning of section 3(14) of ERISA is made at a price that is not less than adequate consideration as defined in section 3(18) of ERISA and no commission is charged with respect to the sale.

14.3 Tender Offer for Holdings Stock. In the event of a tender offer for shares of Holdings Stock subject to section 14(d)(1) of the Securities Exchange Act of 1934 or subject to Rule 13e-4 promulgated under that Act (as those provisions may from time to time be amended or replaced by successor provisions of federal securities laws), the Administrative Committee will advise each Member who has shares of Holdings Stock credited to his Account in writing of the terms of the tender offer as soon as practicable after its commencement and will furnish each Member with a form by which he may instruct the Trustee confidentially to tender shares credited to his

Account. The Trustee shall tender those shares it has been properly instructed to tender, and shall not tender those shares that it has been properly instructed not to tender or for which no instructions are properly received. The Administrative Committee’s advice to Members will include notice that allocated shares for which no instructions are received shall not be tendered and such related documents as are prepared by any person and provided to the shareholders of the Company pursuant to the Securities Exchange Act of 1934. The Administrative Committee may also provide Members with such other material concerning the tender offer as the Committee in its discretion determines to be appropriate. A Member’s instructions to the Trustee to tender shares will not be deemed a withdrawal or suspension from the Plan or a forfeiture of any portion of the Member’s interest in the Plan. The number of shares to which a Member’s instructions apply will be the total number of shares credited to his Account, whether or not the shares are vested, as of the close of business on the day preceding the date on which the tender offer commences. The Investment Committee will advise the Trustee of the commencement date of any tender offer and, until receipt of that advice, the Trustee will not be obligated to take any action under this Section. Funds received in exchange for tendered stock will be credited to the Account of the Member whose stock was tendered and shall, at the direction of the Investment Committee, be used by the Trustee to purchase Holdings Stock, if available on a national securities exchange or in the over-the-counter market, commencing on the earlier of the following dates: (1) the trading day following the first date on which the closing price of the Holdings Stock on a national securities exchange or in the over-the-counter market on which the Holdings Stock is then traded is within 20% of the closing price on the tenth trading day preceding the commencement date of the tender offer or (2) the thirtieth trading day after the expiration date of the tender offer, of which date the Investment Committee will advise the Trustee. In the interim, the Trustee shall invest such funds in short term investments permitted under the Trust Agreement.

ARTICLE XV - TOP-HEAVY PLAN REQUIREMENTS

15.1 Definitions. For the purposes of this Article, the following terms, when used with initial capital letters, shall have the following respective meanings:

(1) Aggregation Group: Permissive Aggregation Group or Required Aggregation Group, as the context shall require.

(2) Compensation: “Compensation” as defined in Section 4.9(3).

(3) Defined Benefit Plan: A qualified plan as defined in section 414(j) of the Code.

(4) Defined Contribution Plan: A qualified plan as defined in section 414(i) of the Code.

(5) Determination Date: For any Plan Year, the last day of the immediately preceding Plan Year, except that in the case of the first Plan Year of the Plan, the Determination Date shall be the last day of such first Plan Year.

(6) Former Key Employee: A Non-Key Employee with respect to a Plan Year who was a Key Employee in a prior Plan Year. Such term shall also include his Beneficiary in the event of his death.

(7) Key Employee: An Employee or former Employee who is or was a Member and who, at any time during the current Plan Year, is (a) an officer of an Employer (limited to no more than 50 Employees or, if lesser, the greater of 3 Employees or 10 percent of the Employees) having an annual Compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code for Plan years beginning after December 31, 2002), (b) a 5-percent owner (as such term is defined in section 416(i)(1)(B)(i) of the Code) of the Employer, or (c) a 1-percent owner (as such term is defined in section 416(i)(1)(B)(ii) of the Code) of an Employer having an annual Compensation of more than $150,000. The term “Key Employee” shall also include such Employee’s Beneficiary in the event of his death. For purposes of this Subsection, “Compensation” has the meaning given such term by section 415(c)(3) of the Code.

(8) Non-Key Employee: An Employee or former Employee who is or was a Member and who is not a Key Employee. Such term shall also include his Beneficiary in the event of his death.

(9) Permissive Aggregation Group: The group of qualified plans of an Employer consisting of:

(a) the plans in the Required Aggregation Group; plus

(b) one (1) or more plans designated from time to time by the Administrative Committee that are not part of the Required Aggregation Group but that satisfy the requirements of sections 401(a)(4) and 410 of the Code when considered with the Required Aggregation Group.

(10) Required Aggregation Group: The group of qualified plans of an Employer consisting of:

(a) each plan in which a Key Employee participates; plus

(b) each other plan that enables a plan in which a Key Employee participates to meet the requirements of section 401(a)(4) or 410 of the Code.

(11) Top-Heavy Account Balance: A Member’s (including a Member who has received a total distribution from this Plan) or a Beneficiary’s aggregate balance standing to his account as of the Valuation Date coinciding with or immediately preceding the Determination Date (as adjusted by the amount of any Employer Contributions made or due to be made after such Valuation Date but before the expiration of the extended payment period in section 412(c)(10) of the Code), provided, however, that such balance shall include the aggregate distributions made to such Member or Beneficiary during the 1-year period ending on the Determination Date (including distributions under a terminated plan that, if it had not been terminated, would have been included in a Required Aggregation Group) unless such aggregate distributions were made for a reason other than severance from employment, death or disability in which case this Section 15.1(11) shall be applied by substituting a 5-year period for the 1-year period, and provided further that if an Employee or former Employee has not performed services for any Employer maintaining the Plan at any time during the 1-year period ending on the Determination Date, his Account (and/or the Account of his Beneficiary) shall not be taken into account.

(12) Top-Heavy Group: An Aggregation Group if, as of a Determination Date, the aggregate present value of accrued benefits for Key Employees in all plans in the Aggregation Group (whether Defined Benefit Plans or Defined Contribution Plans) is more than sixty percent (60%) of the aggregate present value of accrued benefits for all employees in such plans.

(13) Top-Heavy Plan: See Section 15.2.

15.2 Determination of Top-Heavy Status.

(1) Except as provided by Subsections (2) and (3) of this Section, the Plan shall be a Top-Heavy Plan if, as of a Determination Date:

(a) the aggregate of Top-Heavy Account Balances for Key Employees is more than sixty percent (60%) of the aggregate of all Top-Heavy Account Balances, excluding for this purpose the aggregate Top-Heavy Account Balances of Former Key Employees; or

(b) if the Plan is included in a Required Aggregation Group that is a Top-Heavy Group.

(2) If the Plan is included in a Required Aggregation Group that is not a Top-Heavy Group, the Plan shall not be a Top-Heavy Plan notwithstanding the fact that the Plan would otherwise be a Top-Heavy Plan under paragraph (a) of Subsection (1) of this Section.

(3) If the Plan is included in a Permissive Aggregation Group that is not a Top-Heavy Group, the Plan shall not be a Top-Heavy Plan notwithstanding the fact that the Plan would otherwise be a Top-Heavy Plan under Subsection (1) of this Section.

15.3 Top-Heavy Plan Requirements. Notwithstanding any other provisions of the Plan to the contrary, if the Plan is a Top-Heavy Plan for any Plan Year, the Plan shall then satisfy the following requirements for such Plan Year:

(a) The minimum vesting requirements as set forth in Section 15.4.

(b) The minimum contribution requirement as set forth in Section 15.5.

15.4 Minimum Vesting Requirement. If the Plan is a Top-Heavy Plan for any Plan Year, each Employee who has completed at least three Years of Vesting Service and who has an Hour of Service after the Plan becomes a Top-Heavy Plan shall have a nonforfeitable right to 100 percent of his Matching Employer Contributions Sub-Account. The vesting schedule described in the immediately preceding sentence shall cease to be applicable when the Plan ceases to be a Top-Heavy Plan, provided that an Employee’s Matching Employer Contributions that become nonforfeitable pursuant thereto before the Plan ceases to be a Top-Heavy Plan shall remain nonforfeitable and the change in the vesting schedule resulting from the inapplicability of the vesting schedule described in the immediately preceding sentence shall be subject to the provisions of Section 13.4.

15.5 Minimum Contribution Requirement. If the Plan is a Top-Heavy Plan for any Plan Year:

(a) Each Non-Key Employee who is eligible to share in any Employer Contribution for such Plan Year (or who would have been eligible to share in any such Employer Contribution if a Before-Tax Contribution had been made for him during such Plan Year) shall be entitled to receive an allocation of such Employer Contribution, which is at least equal to three percent (3%) of his Compensation for such Plan Year.

(b) The three percent (3%) minimum contribution requirement under paragraph (a) above for a Non-Key Employee shall be increased to four percent (4%) if the Employer maintains a Defined Benefit Plan that does not cover such Non-Key Employee.

(c) The percentage minimum contribution requirement set forth in paragraphs (a) and (b) above with respect to a Plan Year shall not exceed the percentage at which Employer Contributions are made (or required to be made) under the Plan for such Plan Year for the Key Employee for whom such percentage is the highest for such Year.

(d) The percentage minimum contribution requirement set forth in paragraphs (b) and (c) above may also be reduced or eliminated in accordance with Section 15.6(2).

(e) For the purpose of paragraph (a) above, contributions taken into account shall include like contributions under all other Defined Contribution Plans in the Required Aggregation Group, excluding any such plan in the Required Aggregation Group if that plan enables a Defined Benefit Plan in such Required Aggregation Group to meet the requirements of section 401(a)(4) or section 410 of the Code.

(f) For the purpose of this Section, the term “Employer Contributions” shall include Before-Tax Contributions and Matching Employer Contributions made for an Employee; provided, however, that Matching Employer Contributions taken into account in satisfying the percentage minimum contribution requirement set forth in paragraphs (a) and (b) above shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of section 401(m) of the Code.

15.6 Coordination With Other Plans.

(1) In applying this Article, an Employer and all Controlled Group Members shall be treated as a single employer, and the qualified plans maintained by such single employer shall be taken into account.

(2) In the event that another Defined Contribution Plan or Defined Benefit Plan maintained by the Controlled Group provides contributions or benefits on behalf of Members in this Plan, such other plan(s) shall be taken into account in determining whether this Plan satisfies Section 15.3; and the minimum contribution required for a Non-Key Employee in this Plan under Section 15.5 will be reduced or eliminated, in accordance with the requirements of section 416 of the Code and the Regulations thereunder, if a minimum contribution or benefit is made or accrued in whole or in part in respect of such other plan(s).

(3) Principles similar to those specifically applicable to this Plan under this Article, and in general as provided for in section 416 of the Code and the Regulations thereunder, shall be applied to the other plan(s) required to be taken into account under this Article in determining whether this Plan and such other plan(s) meet the requirements of such section 416 of the Code and the Regulations thereunder.

Executed at Cleveland, Ohio, this 30th day of December, 2010.

THE LINCOLN ELECTRIC COMPANY

By	/s/ Gretchen Farrell
Title:

EXHIBIT A

Participating Employers

as of January 1, 2010

The Lincoln Electric Company

J.W. Harris Co., Inc., solely with respect to its Employees who are “Covered Employees” as defined in the Plan.

Lincoln Global, Inc.

Welding, Cutting, Tools & Accessories, LLC.

Smart Force, LLC.

Vernon Tool Co., LTD.